CONFORMED COPY
                               --------------

    As filed with the Securities and Exchange Commission on June 12, 1998
                                                  Registration No. 333-6136
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                   -----------
                        POST-EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM F-3
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                    GENESIS DEVELOPMENT AND CONSTRUCTION LTD.
             (Exact Name of Registrant as Specified in Its Charter)

ISRAEL                                                   NONE
(State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)
                                10 HASIKMA STREET
                                  P.O. BOX 70068
                               HAIFA 31700, ISRAEL
                               TEL.: 972-4-824-4868
                               FAX: 972-4-824-5885
           (Address and Telephone Number of Principal Executive Offices)

                                    ELI ARAN
                    GENESIS DEVELOPMENT AND CONSTRUCTION, INC.
                              20 SQUADRON BOULEVARD
                            NEW CITY, NEW YORK  10956
                               TEL: (914) 634-0300
                               FAX: (914) 634-8077
             (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                            ROBERT L. WINIKOFF, ESQ.
                              ELLIOT BRECHER, ESQ.
                            COOPERMAN LEVITT WINIKOFF
                              LESTER & NEWMAN, P.C.
                                800 THIRD AVENUE
                            NEW YORK, NEW YORK  10022
                              TEL:  (212) 688-7000
                              FAX: (212) 755-2839


          APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALE TO PUBLIC:
   As soon as practible after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                              -------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            -----
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                             EXPLANATORY NOTE

     This Registration Statement relates in part (i) to the 8,900,000 Class A Ordinary Shares and 3,300,000 redeemable Class B Warrants issuable by Genesis Development and Construction Ltd. upon exercise of certain redeemable Class A Warrants and redeemable Class B Warrants and (ii) to the resale by certain Selling Securityholders of 1,000,000 Class A Warrants, 1,000,000 Class B Warrants or 2,000,000 Class A Ordinary Shares or a combination thereof. Following the Prospectus relating to the securities issuable upon exercise of certain warrants are the following pages of the Prospectus relating to the resale of certain securities by the Selling Securityholders: alternate front cover page and sections entitled "Table of Contents," "Use of Proceeds," "Selling Securityholders" and "Plan of Distribution" to be used in lieu of the corresponding front cover page and sections of the Prospectus relating to the securities issued upon exercise of certain warrants.

PROSPECTUS
----------

                   GENESIS DEVELOPMENT AND CONSTRUCTION LTD.

                     8,900,000 CLASS A ORDINARY SHARES AND
                     3,300,000 REDEEMABLE CLASS B WARRANTS

          Genesis Development and Construction Ltd. (the "Company") is offering 3,300,000 Class A Ordinary Shares, NIS 0.1 par value (the "Class A Ordinary Shares"), and 3,300,000 redeemable Class B Warrants (the "Class B Warrants") issuable upon exercise of certain redeemable Class A Warrants (the "Class A Warrants" and, together with the Class B Warrants, the "Warrants"). The Company is also offering 5,600,000 Class A Ordinary Shares issuable upon exercise of certain Class B Warrants. The Warrants were issued, or are issuable upon exercise of other securities that were issued, pursuant to (i) the Company's initial public offering in January 1997 (the "IPO") or (ii) the Company's private placement in November 1996 (the "Private Placement").

          Each Class A Warrant entitles the holder to purchase one Class A Ordinary Share and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until January 29, 2002. Each Class B Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $8.75, subject to adjustment, at any time until January 29, 2002.
The Warrants are subject to redemption by the Company at $.05 per Warrant on 30 days' prior written notice if the closing bid price of the Class A Ordinary Shares on The Nasdaq SmallCap Market (or the last reported sale prices of the Class A Ordinary Shares on a national securities exchange or on The Nasdaq National Market) averages in excess of $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive trading days ending within 15 days of the date of notice of redemption.

          The Company has agreed not to solicit Warrant exercises other than through D.H. Blair Investment Banking Corp., the underwriter of the IPO ("Blair"), unless Blair declines to make such solicitation. Upon any exercise of the Warrants, the Company will pay Blair a fee of 5% of the aggregate exercise price for Warrant exercises solicited in writing by Blair or its representatives or agents, subject to certain conditions. See "Use of Proceeds," "Plan of Distribution" and "Description of Securities--Redeemable Warrants."

          The Company's Class A Ordinary Shares, Class A Warrants and Class B Warrants are quoted on The Nasdaq SmallCap Market ("Nasdaq") under the symbols GDCOF, GDCWF and GDCZF, respectively. On June 9, 1998, the closing bid prices of these securities on Nasdaq were $5.0, $2.0625 and $0.5, respectively.

                THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION

                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                         -----------------------------

                 The date of this Prospectus is June     , 1998.

                             TABLE OF CONTENTS



                                                                          Page
                                                                          ----

Available Information                                                       3
Information Incorporated by Reference                                       3
Forward-Looking Statements                                                  4
Presentation of Financial Information                                       4
Enforceability of Civil Liabilities                                         5
Prospectus Summary                                                          7
Risk Factors                                                               11
Use of Proceeds                                                            21
Plan of Distribution                                                       21
Description of Securities                                                  22
Legal Matters                                                              27
Experts                                                                    27
Consolidated Financial Statements                                         F-1


No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts set forth herein since the date hereof.

                            AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following SEC regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company has filed a Post-Effective Amendment to its Registration Statement on Form F-3 to Form F-1 (the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a World Wide Web site (http://www.sec.gov) that contains reports and other information regarding registrants that file electronically with the SEC.

          As a foreign issuer, the Company will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, the Company will not be required to publish financial statements as frequently or as promptly as United States companies. However, the Company intends to distribute to its shareholders annual reports in English containing consolidated financial statements, prepared in accordance with Israeli GAAP and reconciled with U.S. GAAP, which will be examined by the Company's independent public accountants and will include their report thereon, and such other interim reports as it deems appropriate.


                    INFORMATION INCORPORATED BY REFERENCE

          The following documents, which have been filed with the SEC (File No. 0-29078) pursuant to the Exchange Act, are incorporated herein by reference: (i) the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1996; and (ii) the Company's registration statement on Form 8-A for a description of the Company's securities, including any amendment or report filed for the purpose of updating that description. In addition, the Company hereby incorporates by reference into this Prospectus all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering contemplated hereby, which documents shall be deemed to be a part hereof from their respective dates of filings. The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or verbal request of such person, a copy of any and all of the documents that have been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Any such request should be directed to Genesis Development and Construction Ltd., 10 Hasikma Street, Haifa 31700, Israel,
Attention: Secretary, telephone number 011-972-4-824-4868.

          Any statement contained in a document, all or a portion of which is incorporated by reference in this Prospectus, will be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified will not be deemed a part of this Prospectus, except as so modified, and any statement so superseded will not be deemed part of this Prospectus.


                        FORWARD-LOOKING STATEMENTS

          THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONCERNING, AMONG OTHER THINGS, THE ABILITY OF THE COMPANY TO COMPETE IN THE ISRAELI REAL ESTATE INDUSTRY AND THE STRENGTH OF SUCH INDUSTRY, INVOLVE RISKS AND UNCERTAINTIES, AND ARE SUBJECT TO CHANGES IN THE ISRAELI ECONOMY, CONTINUING IMMIGRATION, THE AVAILABILITY OF LAND, AND THE CONTINUED AVAILABILITY OF RAW MATERIALS AND LABOR. FURTHERMORE, THE COMPANY OPERATES IN AN INDUSTRY SECTOR WHERE SECURITIES VALUES MAY BE VOLATILE AND MAY BE INFLUENCED BY ECONOMIC AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. IN THE CONTEXT OF THE FORWARD-LOOKING INFORMATION PROVIDED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, PLEASE REFER TO THE DISCUSSIONS OF RISK FACTORS DETAILED IN, AS WELL AS OTHER INFORMATION CONTAINED IN, THIS PROSPECTUS.


                   PRESENTATION OF FINANCIAL INFORMATION

          The Company prepares its financial statements in accordance with accounting principles generally accepted in Israel ("Israeli GAAP"). As applicable to the Consolidated Financial Statements, Israeli GAAP differs in certain respects from accounting principles generally accepted in the United States ("U.S. GAAP"). See Note 29 of Notes to Consolidated Financial Statements. In accordance with applicable Israeli accounting rules, the Company maintains its accounts and presents its financial statements in New Israeli Shekels ("NIS"), adjusted for changes in the Israeli Consumer Price Index ("CPI") through the latest balance sheet date ("Adjusted NIS"). This presentation permits the financial information to be set forth in constant terms as measured by changes in the CPI. Except as otherwise described herein, all financial information in this Prospectus (including financial information with respect to previous years) is presented in Adjusted NIS of December 1997, and amounts stated in dollars have been translated from Adjusted NIS at the representative exchange rate published by the Bank of Israel (the

"Representative Rate") on December 31, 1997 (NIS 3.536 = $1.00). Such dollar amounts have been included solely for the convenience of the reader and should not be construed as a representation that the NIS amounts actually represent such dollar amounts or could be converted into dollars at that rate. See Note 2(b) to Notes to Consolidated Financial Statements. The Federal Reserve Bank of New York does not certify for customs purposes a noon buying rate of cable transfers in NIS. All references in this Prospectus to "dollars" or "$" are to U.S. dollars and all further references in this Prospectus to "NIS" are to Adjusted NIS, unless the context otherwise indicates. The Representative Rate on June 9, 1998 was NIS 3.667 = $1.00.


                     ENFORCEABILITY OF CIVIL LIABILITIES

          The Company is incorporated under the laws of the State of Israel. Its officers and certain of its directors and experts named herein reside outside of the United States. Most of the assets of the Company are presently located outside of the United States. Service of process upon individuals or firms which are not resident in the United States may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's assets presently are located outside of the United States, a judgment obtained in the United States against the Company may not be collectible within the United States. The Company has been informed by its legal counsel in Israel, M. Seligman & Co., that, in such counsel's opinion, there is doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act, in original actions instituted in Israel. However, subject to certain time limitations, Israeli courts are empowered to enforce foreign (including United States) final executory judgments for liquidated amounts in civil matters, obtained after completion of due process before a court of competent jurisdiction which recognizes similar Israeli judgments, provided such judgments or the enforcement thereof are not contrary to Israeli law, public policy, security or the sovereignty of the State of Israel. The enforcement of judgments is conditioned upon (a) adequate service of process being affected and the defendant having had a reasonable opportunity to be heard, (b) such judgment having been obtained before a court of competent jurisdiction according to the rules of private international law prevailing in Israel, (c) such judgment not being in conflict with any other valid judgment in the same matter between the same parties, (d) such judgment not having been obtained by fraudulent means and (e) an action between the same parties in the same matter not being pending in any Israeli court at the time the lawsuit is instituted in the foreign court. A specific permit of the Controller of Foreign Currency of the Bank of Israel is required before transferring out of Israel proceeds of a foreign judgment enforced in Israel. The Company has appointed its wholly owned United States subsidiary, Genesis Development and Construction, Inc., 20 Squadron Boulevard, New City, New York 10956 as agent for service of process in any action in any Federal or state court sitting in the City of New York arising out of this offering or any purchase or sale of securities in connection therewith. Consent has not been given by the Company for such agent to accept service of process in connection with any other claim.

          The usual practice in an action to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent in Israeli currency at the rate of exchange in force on the date thereof. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency will ordinarily be linked to the CPI plus interest at the annual rate (set by Israeli law) prevailing at such time. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel. All judgment creditors must bear the risk of unfavorable exchange rates.

                             PROSPECTUS SUMMARY

          THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA (INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. THE TRANSLATION OF CERTAIN NIS AMOUNTS INTO DOLLARS APPEARING IN THIS PROSPECTUS HAVE BEEN MADE FOR THE CONVENIENCE OF THE READER AT THE REPRESENTATIVE RATE PREVAILING AT DECEMBER 31, 1997 (NIS 3.536 = $1.00) AS PUBLISHED BY THE BANK OF ISRAEL.

                               THE COMPANY

          The Company is engaged in the business of real estate development and construction management for residential and public properties primarily in Israel. The Company acts as a general contractor, subcontracting all of its construction activities to independent subcontractors, and manages these projects with on-site project managers and field engineers. In addition, the Company provides consulting, management and financial management services in connection with real estate activities conducted by other developers and contractors.

          Over 90% of the land in Israel is owned by the Government of the State of Israel (the "Israeli Government"). As a result, the rate of new development and construction is essentially determined by the Israeli Government. The Israeli Government currently awards building projects primarily through a competitive bidding process in which bidders must demonstrate, among other things, the quality of their work and their ability to complete projects in accordance with specifications and timing requirements. A substantial portion of the Company's projects have been awarded through, and the Company intends to continue to participate in, this competitive bidding process. The Israeli Government also awards projects to developers through a raffle process where it predetermines the purchase price for rights in an undeveloped parcel of land and awards the rights to developers pursuant to a raffle.

          The real estate industry in Israel has undergone rapid and significant expansion in recent years. According to the Israeli Central Bureau of Statistics (the "ICBS"), for the years 1990 through 1997, Israel experienced an average population growth rate of approximately 3.3% per year, primarily as a result of immigration from the countries formerly constituting the Soviet Union. Although the rate of immigration decreased during 1996 and 1997, as reported by the ICBS, immigration has and continues to provide the Israeli economy with a highly educated and cost competitive labor force which has stimulated the country's economic growth. This growth, together with an increasing population, has led to an increase in demand for residential properties and the need for additional public buildings.

          Israel's limited supply of land requires the Israeli Government to make efficient use of the resources available in order to plan for its continually growing population. As the percentage of agriculture in Israel's gross domestic product, exports and employment has fallen in recent years, the Israeli Government is under pressure to re-zone agricultural land for urban development.

          According to data provided by the Association of Contractors and Builders in Israel, the current demand for housing is estimated at between approximately 40,000 and 45,000 new units per year, made up of primarily young couples buying their first homes, and of new immigrants leaving the temporary rental market. The policy of the Israeli Government has been to promote home ownership, both by making new land available to developers through a competitive bidding process and by offering various entitlement programs to purchasers of residential properties. In addition, Israel's commercial mortgage banks have become more competitive and sophisticated in recent years, offering flexible residential mortgages to their customers as well as providing construction loans and other financial arrangements to developers. However, the Israeli banks are subject to certain limits imposed by directives issued by the Israeli Examiner of Banks.

          The Company was incorporated in Israel in November 1992 and commenced operations in July 1995. In November 1996, the Company changed its name from Schnapp Equity Limited to Genesis Development and Construction Ltd. The Company's principal executive offices are located at 10 Hasikma Street, Haifa 31700, Israel, and its telephone number is 972-4-824-4868. The Company conducts its construction activities through its subsidiaries. All references in this Prospectus to the "Company" shall include such subsidiaries unless the context otherwise requires.

                              RECENT DEVELOPMENTS
NEW PROJECTS

          In December 1997, the Company was engaged as the general contractor for the construction of 85 land-attached residential units in Modi'in, Israel. Pursuant to the terms of the engagement, the Company is required to complete construction by December 1999.

          In December 1997, the Company entered into an agreement with The Engel Group ("Engel") to purchase the rights to a parcel of land in Carmiel, Israel. Although the Israel Land Administration (the "ILA") has recommended zoning to permit construction of approximately 167 residential units on this parcel, the Company will seek permission to build approximately 300 residential units of which approximately 220 units have been designated for rental.

          In April 1998, the Company was awarded a construction project by the Israeli Government's Ministry of Defense. In order to participate in this project, the Company obtained a special security rating from the Ministry of Defense which will enable it to participate in other classified military projects in the future. In addition, the Company's subsidiary, Genesis Construction Performance (1994) Ltd. ("Genesis Construction"), formerly known as T.S.M.G. Construction Company Ltd., obtained C-1 and B-1 classifications, which enable the Company to undertake infrastructure development, road, sewage and drainage construction projects.

          The Company received an order to enlarge its project for the construction of a gymnasium in Tel Aviv, Israel, to include an air-conditioning system, electrical systems, sports facilities and related development construction.

ZONING APPROVALS

          In January 1998, the authorities of the German government approved the construction of approximately 250 land-attached residential units in the first phase of the Company's project for the construction of a residential neighborhood in Rassnitz, Germany. The Company acquired of a 36% interest in this project in March 1997 and an additional 14% interest in April 1997.

          In March 1998, the authorities of the Israeli government approved the construction by the Company of approximately 1,000 residential units in Rehovot, Israel. The Company acquired the rights to the parcel of land, which is the site of this project, from the ILA in March 1997.

EXTENSIONS OF TIME TO COMPLETE PROJECTS

          The Company has been granted an extension to complete the construction of 65 residential units in Kfar Yona, Israel. Under the terms of its initial engagement as a subcontractor by Engel, the Company was required to complete this project by September 1997. Pursuant to the extension, the Company is required to complete construction by June 1998. The penalty for late completion provided for in the initial agreement was not assessed.

          The Company has been granted an extension to complete the construction of two gymnasiums in Holon, Israel. Under the terms of its initial engagement by the Local Government Economic Services Ltd. (the "LGES"), the Company was required to complete this project by December 1997. Pursuant to the extension, the Company is required to complete construction by June 1998. The penalty for late completion provided for in the initial agreement was not assessed.

          The Company has been granted an extension to complete the construction of an administrative, science and technology building in Lev Hasharon, Israel. Under the terms of its initial agreement as a subcontractor for this LGES project, the Company was required to complete this project by February 1998. Pursuant to the extension, the Company is required to complete construction by July 1998. The penalty for late completion provided for in the initial agreement was not assessed.

          The Company has been granted extensions to complete the construction of three art and science centers on behalf of various municipalities in different parts of Israel. Under the terms of its initial agreement as a subcontractor for this Mifal Hapayis project, the Company was required to complete these projects between December 1997 and March 1998. The extension is the result of an order to enlarge the project to include a fire extinguishing system, as well as delays in the completion of related development construction which is being carried out by other contractors retained by Mifal Hapayis. No penalties were assessed for late completion of theses projects. A schedule for completion of these projects has not been determined. Mifal Hapayis is a quasi-governmental institution which runs the Israel national lottery and uses its revenues for the benefit of the public, generally for financing the construction of public facilities.

                         SUMMARY FINANCIAL DATA

          The following summary consolidated financial data have been derived from the audited financial statements of the Company included elsewhere in this Prospectus. Such consolidated financial data have been prepared in accordance with Israeli GAAP which differs in certain respects from U.S. GAAP.
 See Note 29 of Notes to Consolidated Financial Statements. The following summary financial data should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:
                                           YEAR ENDED DECEMBER 31,
                                ----------------------------------------------
                                    1996                   1997
                                ----------------------------------------------
                                                                  CONVENIENCE
                                ADJUSTED NIS    ADJUSTED NIS    TRANSLATION($)
                                ------------    ------------    --------------

Revenues                         23,297,148      124,359,135       35,169,439
Costs of revenues               (20,457,407)     (88,743,589)     (25,097,169)
Gross profit                      2,839,741       35,615,546       10,072,270
Operating expenses               (2,240,109)      (7,112,980)      (2,011,589)
Operating income                    599,632       28,502,566        8,060,681
Net income                           48,646       23,208,432        6,563,471
Earnings per share (1)                 0.02             4.56             1.29
Weighted average number of
 shares (1)                       3,000,000        5,085,754        5,085,754


(1)  See Note 21(c) and 29 of Notes to Consolidated Financial Statements.

BALANCE SHEET DATA:
                                                   AS OF DECEMBER 31, 1997
                                                ------------------------------
                                                                CONVENIENCE
                                                ADJUSTED NIS    TRANSLATION($)
                                                ------------    --------------
Working capital                                  38,776,767        10,966,281
Total assets                                    147,313,184        41,660,968
Total liabilities                                91,233,473        25,801,321
Retained earnings                                22,232,582         6,287,495
Total shareholders' equity                       56,079,711        15,859,647


                              RISK FACTORS

          THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY, ITS BUSINESS AND AN INVESTMENT IN THE SECURITIES OFFERED HEREBY. EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE DISCUSSION IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN.

BUSINESS, MARKET AND SHAREHOLDER CONSIDERATIONS

          LIMITED OPERATING HISTORY. The Company commenced operations in July 1995 and has a limited operating history to date. Potential investors should be aware of the delays, expenses and difficulties encountered by an enterprise in this early stage, many of which may be beyond the Company's control, including, but not limited to, the competitive environment in which the Company operates, problems relating to regulatory compliance, marketing problems and that costs and expenses may exceed current estimates. There can be no assurance that the Company will be able to successfully implement its business strategies, obtain additional real estate development and construction projects, successfully complete its projects according to specification and in a timely manner or operate on a profitable basis.

          RISKS OF REAL ESTATE INDUSTRY. The real estate industry in Israel is cyclical and significantly affected by changes in general economic conditions, such as employment levels, availability of debt financing, interest rates, levels of immigration, government fiscal policies, general and local economic conditions that may affect the demand for public buildings and housing and various other factors. Since 1996, the Israeli economy and real estate market have experienced a slow down, resulting in a reduction in demand and prices and a decrease in construction starts. In addition, there is a limited amount of land available for residential and public development in Israel. The real estate industry is also subject to the potential for significant variability and fluctuations in real estate values. In addition, contractors are subject to various risks, many of which are outside the control of the contractor. Such risks include the conditions of supply and demand in local markets, availability of government projects, delays in construction schedules, cost overruns and availability and cost of land, materials and labor. There can be no assurance that the occurrence of any of the foregoing will not have a material adverse effect on the Company. See "-- Delays in Completion of Construction Projects" and "--Dependence on Suppliers; Possibility of Labor Shortages" below.

          FIXED PRICE CONTRACTS; PENALTY CLAUSES. A substantial portion of the Company's construction and development projects are, and will be in the future, awarded by the Israeli Government through a competitive bidding process. The Company relies upon engineers, architects, subcontractors and others to provide Management with a breakdown of the projected costs for each particular project in order for the Company to formulate its bid. Bids are priced based upon, among other factors, the Company's estimate of selling prices as well as its estimate of the costs of completing the project, including the time and labor involved in designing, planning and scheduling a facility and the materials, equipment and labor necessary for its construction. In the event the Company's costs for a project exceed its projections as a result of various factors, all of which may be beyond the Company's control, the Company will be required to bear such costs. In such event, the Company's projected gross profit on a project would be reduced or eliminated, or the Company may suffer a loss. In addition, most of the Company's contracts contain penalty provisions in the event of a delay in the completion of a particular project. Such penalty provisions require the Company to pay various amounts according to the extent of the delay. Penalty payments may also reduce or eliminate the Company's projected gross profit on a particular project or result in a loss. See "--Delays in Completion of Construction Projects" below.

          NEED FOR ADDITIONAL FINANCING. The industry in which the Company competes is capital intensive and requires substantial up-front expenditures for land development contracts and construction. Accordingly, the Company requires substantial amount of cash on hand and construction loans from banks to implement its business plan. If the Company is not successful in obtaining sufficient capital to fund its planned expansion and other expenditures, new projects may be constrained. Any such delay or abandonment could adversely affect the Company's future results of operations.

          The Company is regularly required to obtain construction loans from banks to finance the construction of projects and to secure, by means of guarantee, the payments received from unit purchasers or the governmental authority requisitioning the work pending completion of construction. The

Company has no long-term arrangements with any bank with respect to obtaining construction loans in the future, and there can be no assurance that such financing, if available, will be on terms acceptable to the Company. Furthermore, fluctuations in interest rates may adversely affect the terms of the financing available from banks. The Israeli Examiner of Banks has issued directives that are intended to limit the overall amount of credit extended to contractors and real estate developers to up to 20% of all loans issued by the bank. These directives have created difficulties for developers, such as the Company, in obtaining bank financing for real estate projects. The Company believes that this limitation requires banks to carefully select developers to whom they will provide financing.

          POTENTIAL FOR TAXATION AS A PASSIVE FOREIGN INVESTMENT COMPANY. In the event that the Company were deemed to be a passive foreign investment company (a "PFIC") for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), special provisions of the Code would apply to certain shareholders of the Company and could impose adverse tax consequences on such shareholders. The Company believes that it was not a PFIC in 1997, and it will evaluate its status for 1998. The tests for determining PFIC status are applied annually and it is difficult to make accurate predictions of future income and assets, which are relevant to this determination. Accordingly, there can be no assurance that the Company will not become a PFIC.

          OUTSTANDING SECURED INDEBTEDNESS. At December 31, 1997, the Company had indebtedness of approximately NIS 17,920,000 ($5,068,000) which is secured by the Company's rights with respect to its projects. The Company is subject to all of the risks associated with substantial indebtedness, including the risk that cash flow may not be sufficient to make required payments on indebtedness, and the inability of the Company to obtain additional financing in the future for working capital, capital expenditures or other purposes. Accordingly, in the event of a default in payment of outstanding indebtedness with respect to a loan relating to a project, the Company may lose all or a portion of its investment in a particular project and the Company may be forced to cease operations or materially reduce its business activities.

          DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL. The Company's success to date has depended in large part on the skills and efforts of Moshe Schnapp, the Company's President, chief executive officer and founder. The loss of Mr. Schnapp would have a material adverse effect on the development and success of the Company's business. The Company's success also depends to a significant extent on the performance and continued service of certain other key employees and independent contractors. Other than an employment agreement with Mr. Schnapp, the Company does not have employment contracts with any of its employees. The Company presently is the beneficiary under a $ 2 million "key-man" insurance policy on the life of Mr. Schnapp. The Company's failure to attract additional qualified personnel or to retain the services of key personnel and independent contractors could have a material adverse effect on the Company's operating results and financial condition.

          DELAYS IN COMPLETION OF CONSTRUCTION PROJECTS. The Company will derive substantially all of its revenue from real estate development and construction of residential and public projects. Accordingly, the Company is subject to a number of risks relating to these activities. Such risks include the unavailability of materials and labor, the abilities of sub-contractors to complete work competently and on schedule, the surface and subsurface condition of the land underlying the project, and other ordinary risks of construction or FORCE MAJEURE occurrences that may hinder or delay the successful completion of a particular project. In addition, the Company will agree to cause the completion of substantially all of its projects for an agreed upon price and by a certain date (subject to limited exceptions). If construction of a project does not proceed in accordance with the anticipated schedule, the Company will, in most instances, be required to make penalty payments according to the extent of the delay. See Note 20 to Notes to Consolidated Financial Statements. Furthermore, the Company's anticipated revenues from certain of its residential projects will depend upon the Company's ability to sell the units at the estimated unit sales prices. The failure to complete a particular project on schedule or at the anticipated price may reduce or eliminate the Company's projected gross profit on a particular project or result in a loss. See "--Fixed Price Contracts; Penalty Clauses" above.

          DEPENDENCE ON SUPPLIERS; POSSIBILITY OF LABOR SHORTAGES. The building industry may from time to time experience fluctuating prices and supply for raw materials, as well as shortages of labor and other materials. Cement is the principal raw material utilized in the construction of Israeli homes and buildings. Nesher Israel Cement Enterprises Ltd. ("Nesher") is presently Israel's principal producer of cement. Most other cement must be imported. Accordingly, the Company's business is materially dependent upon Nesher for its cement. Although the Israeli Government regulates the services and prices charged by monopolies such as Nesher, the lack of competition in the Israeli cement market may have an effect on cement prices and, as a result, the costs of construction. In the past the construction industry in Israel largely relied upon Palestinian labor. Due to the current tension between Israel and the Palestinians, the entrance of Palestinians into Israel is from time to time restricted. As a result, the construction industry now employs foreign labor brought to Israel under governmental supervision. Although there is currently no shortage of labor in Israel, there is no assurance as to the continuing availability of such foreign labor. The Israeli Government has limited issuing new licenses for foreign workers seeking employment in Israel. Although the Company believes that there is presently a sufficient number of foreign laborers to satisfy the Company's current demands, there can be no assurance that the Israeli Government will not respond to political and social conditions with protectionist measures such as the expulsion of existing foreign laborers, or that as the Company's demand for workers increases, there will be a sufficient number of foreign and other workers available to satisfy such demands. A shortage of such labor could cause increased costs and delays in construction of projects and could have an adverse affect on the Company's operations.

          DEPENDENCE UPON SUBCONTRACTORS. The Company relies upon subcontractors for its construction and development activities. The Company does not have any long-term arrangements with any of its subcontractors. There can be no assurance that in the future the Company will be successful in entering into subcontracting arrangements on terms acceptable to the Company or at all. The Company's reliance upon subcontractors subjects the Company to a number of risks such as performance delays and the financial problems of the subcontractor and makes the Company substantially dependent upon such third party subcontractors to complete its projects in a timely manner and in accordance with specifications. Furthermore, the Company's present policy does not require subcontractors to obtain performance guarantees to the Company with respect to projects. To the extent the Company ultimately determines to undertake its own construction and development activities, if ever, it will require substantial additional personnel, equipment and financial resources. See "--Delays in Completion of Construction Projects" above.

          DEPENDENCE ON THE ENGEL GROUP. During the years ended December 31, 1996 and 1997, approximately 42% and 32%, respectively, of the Company's revenues were derived through contracts with Engel, pursuant to which the Company acted as subcontractor for projects awarded to Engel. Although the Company intends to continue to work with Engel on projects, the Company expects to reduce its dependence on Engel and increasingly focus on contracting directly with government entities in the future. The inability of the Company to contract directly for its own projects, and to locate and obtain new projects, would have a material adverse impact on the Company's business.

          RISKS OF COMPETITION. The real estate industry in Israel is highly competitive and fragmented. Participants compete not only for buyers, but also for desirable properties and financing. Furthermore, as most land in Israel is owned by the Israeli Government, substantially all the Company's projects will be obtained primarily through a public bidding process. The Company will be required to place competitive bids for residential and public projects with the various Israeli governmental authorities. Some of the Company's competitors, including Engel, have longer operating histories and greater financial, marketing and sales resources than the Company, all of which may be necessary to pre-qualify for certain government project bids and may hinder the Company's ability to bid for or participate in such government projects. In addition, the Company will also compete with these contractors for projects awarded pursuant to government raffles. There can be no assurance that the Company will be successful in winning projects for which it submits bids or which are awarded pursuant to government raffles or will otherwise be successful in competing in the Israeli real estate industry.

          CONTROL BY INSIDERS; OWNERSHIP OF SHARES HAVING DISPROPORTIONATE VOTING RIGHTS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF THE COMPANY'S SECURITIES. By virtue of certain voting agreements, Mr. Schnapp has sole voting authority over and may be deemed to beneficially own to an aggregate of 3,000,000 of the Company's Class B Ordinary Shares, NIS 0.1 par value ("Class B Ordinary Shares" and, together with the Class A Ordinary Shares, the "Ordinary Shares"). Such voting agreements will expire upon the earlier to occur of (i) September 30, 2001 with respect to 600,000 Class B Ordinary Shares and October 23, 2001 with respect to the remaining 1,200,000 Class B Ordinary Shares, and (ii) the date on which Mr. Schnapp ceases to be the chief executive officer of the Company. The Class B Ordinary Shares and the Class A Ordinary Shares are identical in all respects except that the Class B Ordinary Shares have five votes per share while the Class A Ordinary Shares have one vote per share. Without giving effect to the exercise of the Warrants, the Class B Ordinary Shares represent approximately 57% of the Company's outstanding capital stock and approximately 87% of the total voting power. Mr. Schnapp is able to elect all of the Company's directors and otherwise control the Company's operations. The disproportionate vote afforded the Class B

Ordinary Shares could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Class A Ordinary Shares, which could have a depressive effect on the price of the Company's securities and will make it less likely that shareholders receive a premium for their shares as a result of any such attempt.

          DEPENDENCE UPON GOVERNMENT CONTRACTS. To date, the Company's operations have been substantially dependent upon obtaining government contracts and upon compliance with the laws and regulations governing government contracts. These laws and regulations tend to decrease the Company's flexibility in the conduct of its business. As a general matter, the Company's business is highly sensitive to the Israeli Government's resolutions and policies regarding real estate development.

          MORTGAGE FINANCING. Most purchasers of residential units from the Company finance their acquisitions through third-party lenders providing mortgage financing. In general, demand for real estate is adversely affected by increases in interest rates, property costs and unemployment and by decreases in the availability of mortgage financing. If mortgage interest rates increase, the ability of prospective buyers to finance the purchase price of property will be adversely affected. The Company's business activities will be dependent upon the availability and cost of mortgage financing. In addition, the Israeli Government has established entitlement programs for the purposes of encouraging home ownership. Most programs have been targeted to newly married couples and immigrants and the Company believes that the availability of mortgage financing for newlyweds and new immigrants by the Israeli Government has and continues to be an important factor in the number of new home sales. Any limitations or restrictions on the availability of such financing could adversely affect the Company's revenues.

          POTENTIAL LIABILITY AND INSURANCE. Substantially all of the Company's construction contracts relating to projects for which it acts as the principal contractor provide that the Company is responsible for maintaining and supervising each construction site. The Company is liable for any damages to a project and any injury sustained by any person on a construction site. Under these contracts, the Company is required to obtain sufficient insurance, including insurance for property damage, personal injury and workers compensation. Although the Company currently maintains liability and workers compensation insurance that it believes is adequate as to both risk and amounts for each of its projects, successful claims could exceed the limits of the Company's insurance and could have a material adverse effect on the Company's business, financial condition or operating results. Moreover, there can be no assurance that the Company will be able to obtain such insurance on commercially reasonable terms in the future or that any such insurance will provide adequate coverage against potential claims. In addition, a claim asserted against the Company could be costly to defend, could consume management resources and could adversely affect the Company's reputation and business, regardless of the merit or eventual outcome of such claim.

          REGULATORY MATTERS; GOVERNMENT OWNERSHIP OF LAND. Real estate development is heavily regulated in Israel at the regional and municipal levels. The Company and its competitors are subject to rules and regulations concerning zoning, building design, construction and similar matters which impose restrictive zoning and density requirements.

          The Israeli Government owns approximately 90% of the land in Israel. Through its administrative body, the Israel Land Administration, the Israeli Government grants long-term leases for the use of its land. Accordingly, the availability of land for construction and development will be dependent upon the policies of the Israeli Government at any particular time. Availability of land and the demand for housing will affect the prices that the Company will be required to pay for rights to develop the land. Additional laws and regulations could be implemented in the future governing the Company's business. Any failure or alleged failure to comply with these laws and regulations, or the cost of compliance with future laws and regulations, may adversely affect the Company. Furthermore, the Company believes that many potential purchasers of new homes will rely on government entitlement programs. Accordingly, sales to these customers may be adversely affected by delays in obtaining, or the unavailability of, such funds caused by budget constraints or the bureaucratic process.

          The Company's subsidiary, Genesis Construction, through which the Company conducts all of its construction and development activities, possesses a C-5 classification, which enables the Company to undertake construction projects of an unlimited financial scope and an unlimited project size, as well as C-1 and B-1 classifications, which enable the Company to undertake infrastructure development, road, sewage and drainage construction projects. The Company's ability to retain this classification will depend upon its ability to continue to employ or retain professionals with experience in the construction business who are approved by the appropriate authorities.

          FLUCTUATION IN OPERATING RESULTS DUE TO SEASONAL FACTORS. As a result of various factors, including reduced work hours, vacations and travel abroad, Israel experiences a traditional slow-down of business activity during the summer months and a recurring decrease in real estate activities. In addition, the Israeli Building Cost Index is usually higher in the summer months than the rest of the year. The Company's operating results during the third quarter of each fiscal year may be adversely affected by these factors.

          SHARES AVAILABLE FOR FUTURE SALE; EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. Sales of a substantial number of Ordinary Shares in the public market could adversely affect the market price for the Ordinary Shares. All of the 2,300,000 Class A Ordinary Shares outstanding as of the date hereof are freely tradeable and the 3,000,000 Class B Ordinary Shares are tradeable subject to compliance with Rule 144 promulgated under the Securities Act. As of the date hereof, an additional 8,900,000 Class A Ordinary Shares are issuable upon the full exercise of the Company's Warrants and 730,000 Class A Ordinary Shares are issuable upon exercise of outstanding options. The issuance of Class A Ordinary Shares and Class B Warrants upon the exercise of the Warrants has been registered under the Securities Act, and the Class A Ordinary Shares issuable upon exercise of the options may be resold pursuant to a currently effective registration statement. Unit purchase options, which may be exercised commencing January 30, 1999, were issued to Blair and its designees in connection with the IPO. An additional 600,000 Class A Ordinary Shares are issuable upon full exercise of such unit purchase options and the components thereof. The existence of the Company's outstanding Warrants and options could aversely affect the Company's ability to obtain future financing. The price which the Company may receive for the Class A Ordinary Shares issued upon exercise of such Warrants and options will likely be less than the market price of the Class A Ordinary Shares at the time such Warrants and options are exercised. Moreover, the holders of the Warrants and options might exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Warrants.

          POSSIBLE VOLATILITY OF STOCK PRICE. The stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of the Company's securities. Factors such as fluctuations in the Company's operating results, announcements of new construction projects, changes in analysts' recommendations regarding the Company and general market conditions may have a significant effect on the market price of the Company's securities. No assurance can be given that the market price of the Company's securities will be sustained over time.

          CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be unable to sell the securities issuable upon exercise of the Warrants to holders residing in jurisdictions where such securities are not presently qualified for sale. In such event, the Company would be unable to issue Class A Ordinary Shares and/or Class B Warrants to those persons desiring to exercise their Warrants unless and until the underlying securities could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. In addition, the Class A Warrants and Class B Warrants will not be exercisable unless at the time of exercise the Company has a current prospectus covering the securities underlying the Warrants. No assurances can be given that the Company will be able to effect any required registration or qualification or maintain a current prospectus.

          ADVERSE EFFECT OF POSSIBLE REDEMPTION OF WARRANTS. The Warrants are subject to redemption by the Company on at least 30 days' prior written notice, if the average of the closing bid prices (or the last reported sale prices of the Class A Ordinary Shares on a national securities exchange or on The Nasdaq National Market) of the Class A Ordinary Shares for 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants. If the Warrants are redeemed, holders of Warrants will lose their right to exercise the Warrants, except during such 30-day notice of redemption period. Upon the receipt of a notice of redemption of the Warrants, the holders thereof would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so; (ii) sell the Warrants at the then current market price (if any) when they might otherwise wish to hold the Warrants; or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

          NO DIVIDENDS. The Company has paid no cash dividends to its shareholders since its inception and does not plan to pay dividends in the foreseeable future. The Company intends to reinvest earnings, if any, in the development and expansion of its business. Any future payments will be within the discretion of the Company and will depend, among other factors, on the Company's result of operations, financial condition and contractual restrictions.

          Although the Company does not anticipate paying any cash dividends on its Ordinary Shares in the foreseeable future, any payments made would be made in NIS and converted into dollars for shareholders residing in the United States. As a result, currency fluctuations between the NIS and the dollar could have an adverse effect on distributions received by such holders of Ordinary Shares.

RISKS RELATING TO OPERATIONS IN ISRAEL

          LOCATION IN ISRAEL. The Company is incorporated under the laws of the State of Israel, where its principal offices are located and substantially all of its current business activities are conducted. Since the establishment of the State of Israel in 1948, a state of hostility has existed, varying in degree and intensity, between Israel and certain Arab countries. In addition, Israel and companies doing business with Israel have been the subject of an economic boycott by certain Arab countries. Although Israel has entered into agreements with certain Arab countries, the Palestine Liberation Organization and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the aforementioned problems, no prediction can be made as to whether a full resolution of these problems will be achieved or as to the nature of any such resolution. To date, Israel has not entered into a peace treaty with either Lebanon or Syria, with whom Israel shares its northern borders. The Company is directly affected by the political, economic and military conditions in Israel. The operations of the Company could be materially adversely affected if major hostilities involving Israel should occur.

          EFFECTS OF INFLATION AND DEVALUATION IN ISRAEL; IMPACT ON MONETARY ASSETS AND LIABILITIES. In the early to mid-1980's, Israel's economy was subject to a period of widespread inflation and its currency experienced devaluation. Although the rates of inflation and devaluation have been reduced substantially since 1986, they are still relatively high and there remains an exposure to possible losses on account of such inflation and devaluation. In the event that inflation rates in Israel were to return to their previously high levels as would have a significant negative impact on Israel's economy as a whole, then the Company's business, financial condition or results of operation could be materially adversely affected. Most of the Company's contracts for the purchase of raw materials and for construction are linked to the Israeli Building Cost Index ("BCI"). The BCI is an index which reflects the costs of raw materials in the building industry, and the changes in such index reflect the fluctuations of such costs. The Company's agreements to pay subcontractors as well as most arrangements providing for payments to the Company are also generally linked to the BCI. To the extent the Company enters into agreements for payments by or to the Company which are instead linked to the CPI, the difference in fluctuations of the two indexes may adversely affect the Company's financial results.

          MILITARY SERVICE. All male adult citizens of Israel under the age of 51 are, unless exempt, obligated to perform approximately 30 days of military reserve duty annually. Additionally, all such citizens are subject to being called to active duty at any time under emergency circumstances. Most of the officers, directors and employees of the Company currently are obligated to perform annual military reserve duty. While the Company has operated effectively under these requirements in the past, there can be no assurance that such requirements will not have a material adverse effect on the Company's business, financial condition or results of operations in the future, particularly if emergency circumstances occur.

          DIFFICULTY OF EFFECTING SERVICE OF PROCESS AND COLLECTION OF JUDGMENTS. Service of process upon the Company and its directors and officers and Israeli experts named herein, most of whom reside outside the U.S., may be difficult to effect within the U.S. Furthermore, since substantially all of the Company's assets presently are located outside the U.S., any judgment obtained in the U.S. against the Company may not be collectible within the U.S.

          The Company has been informed by its legal counsel in Israel, M. Seligman & Co., that there is doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in Israel. However, subject to certain time limitations, Israeli courts may enforce foreign (including U.S.) final, non-appealable executory judgments for liquidated amounts in civil matters, obtained after completion of due process before a court of competent jurisdiction (according to the rules of private international law prevailing in Israel) that recognizes and enforces similar Israeli judgments, provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments are not contrary to Israeli law, public policy, security or the sovereignty of the State of Israel, (iii) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (iv) such judgments have not been obtained by fraudulent means and (v) an action between the same parties in the same matter is not pending in any Israeli court or tribunal at the same time the lawsuit is instituted in the foreign court. The Company has appointed its wholly owned United States subsidiary, Genesis Development and Construction, Inc., 20 Squadron Boulevard, New City, New York 10956 as the Company's agent to receive service of process in any action against the Company arising out of the offering made hereby or any purchase or sale of securities in connection therewith, including actions under the U.S. federal securities laws. Consent has not been given by the Company for such agent to accept service of process in connection with any other claim.

          Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency and a special permit of the Controller of Foreign Exchange will be required to convert the Israeli currency into dollars and transfer such dollars out of Israel.

                              USE OF PROCEEDS

          Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that such holders will choose to exercise all or any of their Warrants. In the event that all of the 3,300,000 outstanding Class A Warrants are exercised, the net proceeds to the Company would be $20,377,500, after deducting expenses of this offering and assuming that all such Warrants exercises were solicited by Blair. In the event that all of the 5,600,000 Class B Warrants are exercised, the Company would receive additional net proceeds be $46,550,000, after deducting expenses of this offering and assuming that all such Warrants exercises were solicited by Blair. Upon any exercise of the Warrants, the Company will pay Blair a fee of 5% of the aggregate exercise price for Warrant exercises solicited in writing by Blair or its representatives or agents, subject to certain conditions. See "Description of Securities--Redeemable Warrants."

          The Company intends to use the net proceeds received upon exercise of the Warrants, if any, to fund certain costs of the Company's existing and future projects and the remainder for general corporate purposes and working capital to support anticipated growth.

          Under existing foreign exchange regulations in Israel, the net proceeds of a public offering outside of Israel are to be transferred to Israel and converted into NIS immediately after the consummation of such offering. The Company has obtained a special permit from the Israeli Controller of Foreign Exchange to invest the proceeds of this offering outside of Israel. Pending the use of the net proceeds from this offering as described above, such net proceeds will be invested by the Company in the United States or Israel in low-risk, interest-bearing fixed income investments with interest and principal linked to the dollar or the CPI, or deposited in interest-bearing bank accounts.


                           PLAN OF DISTRIBUTION

          The securities offered hereby by the Company are being offered directly by the Company pursuant to the terms of the Warrants.

          The Company has agreed not to solicit Warrant exercises other than through Blair, unless Blair declines to make such solicitation. Upon any exercise of the Class A or Class B Warrants, the Company will pay Blair a fee of 5% of the aggregate exercise price for Warrant exercises solicited in writing by Blair or its representatives or agents, if (i) the market price of the Company's Class A Ordinary Shares on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited in writing by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M (as hereinafter defined) and certain other rules promulgated under the Exchange Act. The Warrant Agreement requires that each holder of the Warrant designates in writing that the exercise of the Warrant was solicited by a member of the NASD.

          Regulation M may prohibit D.H. Blair & Co., Inc. ("Blair & Co.") from engaging in any market making activities with regard to the Company's securities for up to five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by Blair of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

                        DESCRIPTION OF SECURITIES

          The authorized capital stock of the Company consists of an aggregate of 42,000,000 Class A Ordinary Shares, par value NIS 0.1 per share, and 3,000,000 Class B Ordinary Shares, par value NIS 0.1 per share. As of the date hereof, 2,300,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares are outstanding. The following statements are summaries of certain provisions of the Company's Memorandum and Articles of Association and the Companies Ordinance. These summaries do not purport to be complete and are qualified in their entirety by reference to the full Memorandum and Articles of Association which are incorporated herein by reference.

CLASS A ORDINARY SHARES

          Holders of Class A Ordinary Shares have one vote per share on each matter submitted to a vote of the shareholders and a ratable right to the net assets of the Company upon liquidation. Holders of the Class A Ordinary Shares do not have preemptive rights to purchase additional Class A Ordinary Shares or other subscription rights. The Class A Ordinary Shares carry no conversion rights and are not subject to redemption or to any sinking fund provision.

          Subject to the rights of holders of shares with special rights with respect to dividends which may be authorized in the future, holders of Class A Ordinary Shares are entitled to participate in the payment of dividends pro-rata in accordance with the amounts paid-up or credited as paid up on the nominal value of such Class A Ordinary Shares at the time of payment (without taking into account any premium paid thereon). In the event of the winding-up of the Company, holders of Class A Ordinary Shares are entitled to the nominal paid-up value of the shares and to a pro-rata share of surplus assets remaining over liabilities, subject to rights conferred on any class of shares which may be issued from time to time, determined on the same basis as for payment of dividends.

          The Board of Directors is entitled to declare and authorize the payment of an interim dividend (a dividend that is declared by the Board of Directors during the course of the year, which is then deducted from the amount of the final annual dividend that must be approved by the shareholders) in such amounts as appear in its discretion to be justified by the position of the Company. The Board of Directors may recommend a final dividend with respect to any fiscal year out of profits available for dividends. Declaration of a final dividend requires shareholder approval by ordinary resolution as described below. Such resolution may reduce, but not increase, such dividend from the amount recommended by the Board of Directors.

          At a general meeting in which a dividend is declared, the shareholders are entitled to decide that the dividends shall be paid, in whole or in part, by way of the distribution of specific assets.

          In the case of registered joint holders of shares, each of them may give effectual receipt for any dividend payable on the shares.

CLASS B ORDINARY SHARES

          The Class B Ordinary Shares and the Class A Ordinary Shares are substantially identical on a share-for-share basis, except that the holders of Class B Ordinary Shares have five votes per share on each matter considered by shareholders and the holders of Class A Ordinary Shares have one vote per share on each matter considered by shareholders, and holders of each class will vote as a separate class with respect to any matter requiring class voting by the Companies Ordinance.

          Each Class B Ordinary Share is automatically converted into one Class A Ordinary Share upon (i) the death of the original holder thereof, or, if such shares are subject to a shareholders agreement or voting trust granting the power to vote such shares to another original holder of Class B Ordinary Shares, then upon the death of such other original holder, (ii) the sale or transfer to any person other than the following transferees: (a) a trust for the sole benefit of members of the transferor's immediate family and which is controlled by the transferor; or (b) any other holder of Class B Ordinary Shares thereof, or (iii) the failure of the Company to achieve net income before provision for income taxes and exclusive of extraordinary earnings, as audited and determined by the Company's independent public accountants in accordance with U.S. GAAP ("Pretax Income"), of at least $1,000,000 for the year ending December 31, 1998 or, for each of the succeeding five year periods, the Company's Pretax Income does not exceed the minimum Pretax Income for the previous year by at least 10%.

          Presently, there are 3,000,000 Class B Ordinary Shares issued and outstanding. The difference in voting rights increases the voting power of the holders of Class B Ordinary Shares and accordingly has an anti-takeover effect. The existence of the Class B Ordinary Shares may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the shareholders of the Company other than the holders of Class B Ordinary Shares. Thus, the shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of Class B Ordinary Shares in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, which may be under the control of the holders of Class B Ordinary Shares, and if shareholder approval were required, the approval of the holders of Class B Ordinary Shares will be necessary before any such business combination can be consummated.

REDEEMABLE WARRANTS

          CLASS A WARRANTS. Each Class A Warrant entitles the registered holder to purchase one Class A Ordinary Share and one Class B Warrant, at an exercise price of $6.50, subject to adjustment, at any time until January 29, 2002. The Class A Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class A Warrant, if the "closing price" of the Company's Class A Ordinary Shares for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). "Closing price" shall mean the closing bid price, if listed in the over-the-counter market on Nasdaq, or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. The notice of redemption will be sent to the registered address of the registered holder of the Class A Warrant. All Class A Warrants must be redeemed if any are redeemed; provided, however, that the Class A Warrants underlying the Unit Purchase Options (as defined below) may only be redeemed under limited circumstances. Redemption of the Class A Warrants is subject to certain restrictions relating to the Company's status as a Passive Foreign Investment Company for U.S. tax purposes.

          CLASS B WARRANTS. Each Class B Warrant entitles the registered holder to purchase one Class A Ordinary Share at an exercise price of $8.75 per share, subject to adjustment, at any time until January 29, 2002. The Class B Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Class A Ordinary Shares for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share (subject to adjustment by the Company, as described below, in the event of any reverse, stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class B Warrant. All Class B Warrants must be redeemed if any are redeemed; provided, however, that the Class B Warrants underlying the Unit Purchase Options may only be redeemed under limited circumstances. Redemption of the Class B Warrants is subject to certain restrictions relating to the Company's status as a Passive Foreign Investment Company for U.S. tax purposes.

          GENERAL. The Class A Warrants and Class B Warrants were issued pursuant to a the Warrant Agreement among the Company, Blair and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The exercise price of the Warrants and the number and kind of Class A Ordinary Shares or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Ordinary Shares or the issuance of Ordinary Shares at less than the market price of the Class A Ordinary Shares. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company for less than the market value, a merger or other unusual events (other than share issuances pursuant to employee benefit and stock incentive plans for directors, officers and employees of the Company) so as to enable holders of Warrants to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the kind and number of Class A Ordinary Shares that might otherwise have been purchased upon exercise of such Warrants. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants.

          The exercise prices of the Warrants were determined by negotiation between the Company and Blair and should not be construed to be predictive of, or to imply that, any price increases will occur in the Company's securities.

          The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election of Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of Warrants being exercised. Class A Ordinary Shares issuable upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable. The Warrants do not confer upon the holders of Warrants any voting or other rights of the shareholders of the Company.

          Upon notice to the holders of Warrants, the Company has the right in its sole discretion to reduce the exercise price or extend the expiration date of the Warrants.

          The description above is subject to the provisions of the Warrant Agreement, which has been filed as an exhibit to the registration statement, of which this Prospectus forms a part, and reference is made to such exhibit for a detailed description thereof summarized here.

UNIT PURCHASE OPTIONS

          The Company has issued to Blair and its designees, for nominal consideration, Unit Purchase Options (the "Unit Purchase Options") to purchase up to 200,000 units substantially identical to the Units, except that the Warrants included therein are subject to redemption by the Company for $.05 at any time after the Unit Purchase Options have been exercised and the underlying Warrants are outstanding. The Unit Purchase Options will be exercisable during the three year period commencing January 30, 1999 at an exercise price of $6.00 per unit, subject to adjustment in certain events to protect against dilution, and are not transferable until January 30, 1999 except to officers of Blair or to members of Blair's selling group in the IPO or officers thereof. The Company has agreed to register the securities issuable upon exercise thereof under the Securities Act on two separate occasions (the first at the Company's expense and the second at the expense of the holders of the Unit Purchase Option) during the five year period commencing January 30, 1998. The Unit Purchase Options include a provision permitting the holder to elect a cashless exercise of such options. The Company has also granted certain piggyback rights to holders of the Unit Purchase Options.

SHAREHOLDERS MEETINGS, VOTING RIGHTS AND RESOLUTIONS

          An Ordinary General Meeting of holders of Ordinary Shares of the Company is held at least once every year, not later than 15 months after the last Ordinary General Meeting, at such time and at such place as may be fixed by the Company's Board of Directors. Such Ordinary General Meetings are called "ordinary meetings," and all other general meetings of the Company are called "extraordinary meetings". The Board of Directors may, at its discretion, convene an extraordinary meeting, and it is obliged to do so upon the request in writing of the holders of at least 10% of the outstanding Ordinary Shares of the Company.

          The quorum required for a meeting of shareholders consists of at least two shareholders of record, present in person or by proxy together holding more than 25% of the voting power of the outstanding shares conferring a right to vote. A shareholders meeting will be adjourned for lack of a quorum fifteen minutes after the time appointed for such meeting or such longer time as the Chairman of the meeting shall determine and, in such a case, shall be adjourned to the third business day following the date of the original meeting at the same time and place, or any time and place fixed by the chairman of the meeting. At such a reconvened meeting, if a quorum is not present within half an hour from the time appointed for such adjourned meeting the shareholder(s) present shall be a quorum.

          Holders of Class A Ordinary Shares are entitled to one vote and holders of Class B Ordinary Shares are entitled to five votes for each share on all matters submitted to a vote of shareholders, subject to certain limitations and any special rights attaching to any class of shares which may be authorized by the shareholders in the future. Voting is done by a poll. An ordinary resolution (such as resolutions for the declaration of dividends and the appointment of auditors) requires approval by the holders of a majority of the voting power of shares represented at the meeting, in person or by proxy, and voting thereon. A special resolution or extraordinary resolution (such as resolutions amending the Memorandum or Articles of Association of the Company or regarding certain changes in capitalization, mergers, consolidations, winding up, authorization of a class of shares and other changes as specified in the Companies Ordinance and the Company's Articles of Association) requires approval of the holders of at least 75% of the voting power of shares represented at the meeting, in person or by proxy, and voting thereon.

PURCHASE, HOLDING AND TRANSFER OF ORDINARY SHARES

          No preemptive rights are attached to the Ordinary Shares.

          Neither the Memorandum or the Articles of Association of the Company nor the laws of the State of Israel restrict in any way the ownership or voting of Ordinary Shares by non-residents.

          Fully-paid Ordinary Shares are issued in registered form and may be transferred freely (subject to applicable United States securities laws). Each shareholder of record is entitled to receive at least 7 days' prior notice of general shareholders' meetings. An extraordinary resolution can be adopted only if shareholders are given at lease 21 days' prior notice of the meeting at which such resolution will be voted on. Notwithstanding the foregoing, all shareholders entitled to vote may agree on a shorter period or on a waiver of the notice requirement for a shareholders' meeting or for a special resolution. For the purposes of determining the shareholders entitled to receive notice, the Board may fix a record date which will not be more than 15 days prior to the date of the meeting.

MODIFICATIONS OF CLASS RIGHTS

          Shares which confer preferential or subordinate rights relating to, among other things, dividends, voting and payment of capital, can be created only by a special resolution of the shareholders. The rights attached to a class of shares may be altered by a special resolution of the shareholders of the Company, provided that the holders of three-quarters of the issued shares of that class approve such change by agreement in writing, subject to the terms of such class and special requirements of Israeli law. The provisions of the Articles of Association of the Company pertaining to general meetings shall also apply to every extraordinary meeting of a class of shareholders.


TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for the Ordinary Shares and warrant agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                             LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon by
M. Seligman & Co., Tel Aviv, Israel. Certain other legal matters relating to this offering will be passed upon for the Company by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York and M. Seligman & Co. As to matters of Israeli law, Cooperman Levitt Winikoff Lester & Newman, P.C. is relying and will rely upon the opinion of M. Seligman & Co. As to matters of United States law, M. Seligman & Co. is relying and will rely upon the opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.


                               EXPERTS

          The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the years then ended and the financial statements of the Company for the period from July 1, 1995 (commencement of operations) to December 31, 1995 included in this Prospectus and in the documents incorporated herein by reference have been audited by Kost Levary & Forer, a member of Ernst & Young International, independent auditors, as set forth in their report with respect thereto, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

          Members of Cooperman Levitt Winikoff Lester & Newman, P.C. own in the aggregate a 28% interest in a corporation which holds a 54.9% joint venture interest in the Company's Rehovot project.

    GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

               CONSOLIDATED FINANCIAL STATEMENTS

                    AS OF DECEMBER 31, 1997


              ADJUSTED TO THE NIS OF DECEMBER 1997




                             INDEX

                                                        Page
                                                      --------
     Report of Independent Auditors                       F-2

     Consolidated Financial Statements -
       in Adjusted New Israeli Shekels (NIS):

     -  Balance Sheets                                    F-4

     -  Statements of Operations                          F-6

     -  Statements of Changes in Shareholders' Equity     F-7

     -  Statements of Cash Flows                          F-8

     Notes to the Consolidated Financial Statements      F-10

Kost Levary & Forer
A Member of
Ernst & Young International





              REPORT OF INDEPENDENT PUBLIC AUDITORS

                     TO THE SHAREHOLDERS OF

   GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES


We have audited the accompanying consolidated balance sheets of Genesis Development and Construction Ltd. and Subsidiaries ("the Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1997 and for the period from July 1, 1995 (Commencement of Operations) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1997 financial statements of the foreign wholly owned subsidiaries of the Company which statements reflect total assets constituting 20% as of December 31, 1997 and total revenues constituting 26% of the related consolidated totals for the year ended December 31, 1997.
Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for these subsidiaries, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards in the United States and Israel, including those prescribed by the Israeli Auditor's Regulations (Mode of Performance) 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

The aforementioned financial statements have been prepared on the basis of the historical costs adjusted to reflect the changes in the general purchasing power of the Israeli currency as measured by the changes in the Israeli Consumer Price Index, in accordance with Opinions No. 36 and 50 of the Institute of Certified Public Accountants in Israel.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997 and 1996, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 1997 and for the period from July 1, 1995 to December 31, 1995, in conformity with generally accepted accounting principles in Israel which differ in certain respects from those followed in the United States (see Note 29 to the financial statements).


Haifa, Israel                     KOST, LEVARY and FORER
March 23, 1998             Certified Public Accountants (Israel)
                          A member of Ernst & Young International

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
ADJUSTED IN NIS OF DECEMBER 1997
                                                             DECEMBER 31,           DECEMBER 31,
                                                         1996           1997            1997
                                                    -------------   -------------   -------------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      (NOTE2A)
                                                              ADJUSTED NIS              U.S.$
                                                    -----------------------------   -------------
ASSETS (Notes 20 and 22)

CURRENT ASSETS:
 Cash and cash equivalents                             5,275,578      13,946,797       3,944,230
 Bank deposits and marketable securities in
  restricted deposits (Note 3)                        16,008,801      47,873,401      13,538,858
 Contract receivables (Note 4)                         4,014,036       9,810,276       2,774,399
 Prepaid expenses and other accounts
  receivables (Note 5)                                 3,505,055       5,633,300       1,593,127
 Related party receivables (Note 6)                            -       6,254,030       1,768,675
 Cost and estimated earnings in excess of
  billings on uncompleted contracts (Note 7)           2,865,784      16,537,042       4,676,765
 Loan to affiliated companies (Note 8)                         -       3,383,895         956,984
                                                   -------------   -------------   -------------
 Total current assets                                 31,669,254     103,438,741      29,253,038
                                                    -------------   -------------   -------------

LONG-TERM RECEIVABLES AND DEPOSITS
 Related parties (Note 9)                                      -       7,647,943       2,162,880
  Other (Note 9)                                               -       3,624,400       1,025,000
                                                    -------------   -------------   -------------
                                                               -      11,272,343       3,187,880
                                                    -------------   -------------   -------------
LONG-TERM INVESTMENTS
 Equity in Joint Ventures (Note 10)                            -      12,753,547       3,606,772
 Land under development (Note 11)                              -      16,930,000       4,787,896
                                                    -------------   -------------   -------------
                                                               -      29,683,547       8,394,668
                                                    -------------   -------------   -------------

FIXED ASSETS (Note 12):
 Cost                                                  1,350,801       3,321,139         939,236
 Less accumulated depreciation                          (133,478)       (402,586)       (113,854)
                                                    -------------   -------------   -------------
 Total fixed assets                                    1,217,323       2,918,553         825,382
                                                    -------------   -------------   -------------

OTHER ASSETS                                           1,327,370               -               -
                                                    -------------   -------------   -------------

                                                      34,213,947     147,313,184      41,660,968
                                                    =============   =============   =============


The accompanying notes are an integral part of the consolidated financial statements

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
ADJUSTED IN NIS OF DECEMBER  1997
                                                             DECEMBER 31,           DECEMBER 31,
                                                         1996           1997            1997
                                                    -------------   -------------   -------------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      (NOTE2A)
                                                              ADJUSTED NIS              U.S.$
                                                    -----------------------------   -------------
LIABILITIES AND
 SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank credits and short-term loans (Note 13)           7,568,148      17,919,896       5,067,844
 Bridge Notes (Note 14)                                7,009,426               -               -
 Trade payables (Note 15)                              7,192,527      37,552,822      10,620,142
 Accrued expenses and other liabilities (Note 16)        994,358       3,249,951         919,104
 Billings in excess of costs and estimated
  earnings on uncompleted contracts (Note 7)           9,549,242       3,154,827         892,202
 Related parties (Note 17)                             1,093,282         112,777          31,894
 Current maturities of long-term debt                     52,064       2,671,701         755,571
                                                    -------------   -------------   -------------
 Total current liabilities                            33,409,047      64,661,974      18,286,757
                                                    -------------   -------------   -------------

LONG-TERM LIABILITIES
 Long-term loans, net of current maturities
  (Note 18)                                              628,759      19,919,039       5,633,212
 Deferred tax liabilities (Note 23c)                           -       3,536,000       1,000,000
                                                    -------------   -------------   -------------
                                                         628,759      23,455,039       6,633,212
                                                    -------------   -------------   -------------

SEVERANCE PAY, net (Note 19)                              33,049          77,802          22,003
                                                    -------------   -------------   -------------

MINORITY INTEREST                                              -       3,038,658         859,349
                                                    -------------   -------------   -------------

SHAREHOLDERS' EQUITY
 Share capital (Note 21)
  Authorized: 42,000,000 Class A Ordinary
  Shares of NIS 0.01 par value and 3,000,000
  Class B Ordinary Shares of NIS 0.10 par value;
  Issued and outstanding: 2,300,000 Class A
  Ordinary Shares and 3,000,000 Class B Ordinary
  Shares (1996:3,000,000 Class B Ordinary Shares)        325,513         576,523         163,044
 Additional paid-in capital                              793,429      33,270,606       9,409,108
 Retained earnings (accumulated loss)                  (975,850)     22,232,582       6,287,495
                                                    -------------   -------------   -------------
 Total shareholders' equity                              143,092      56,079,711      15,859,647
                                                    -------------   -------------   -------------

                                                      34,213,947     147,313,184      41,660,968
                                                    =============   =============   =============



The accompanying notes are an integral part of the consolidated financial statements

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
ADJUSTED IN NIS OF DECEMBER 1997
                                    For the period
                                   from July 1, 1995
                                   (commencement of
                                    operations) to
                                     December 31,          For the year ended December 31,
                                                    ---------------------------------------------
                                        1995            1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     Translation
                                                                                      (Note 2a)
                                               Adjusted NIS                             U.S.$
                                    -------------------------------------------------------------
Revenues (Note 25a):
 Contracting                                   -      23,297,148      89,628,729      25,347,491)
 Sale of real estate development
  rights                                       -               -      13,547,318       3,831,255
 Sale of real estate development
  rights to related parties                    -               -      18,744,334       5,301,000
 Consulting                              132,534               -       2,438,754         689,693
                                    -------------   -------------   -------------   -------------
                                         132,534      23,297,148     124,359,135      35,169,439
                                    -------------   -------------   -------------   -------------

Cost of revenues (Note 25a)
 Contracting Costs                             -     (20,457,407)    (83,143,683)    (23,513,485)
 Cost of sale of real estate
  development rights                           -               -      (1,500,478)       (424,343)
 Cost of sale of real estate
  development rights to related
  parties                                      -               -      (4,099,428)     (1,159,341)
                                    -------------   -------------   -------------   -------------
                                               -     (20,457,407)    (88,743,589)    (25,097,169)
                                    -------------   -------------   -------------   -------------
Gross profit                             132,534       2,839,741      35,615,546      10,072,270
                                    -------------   -------------   -------------   -------------
Operating expenses
Selling, administrative and
 general expenses (Note 25c)            (314,740)     (1,900,486)     (7,112,980)     (2,011,589)
Consulting fees to related party        (808,965)       (339,623)              -               -
                                    -------------   -------------   -------------   -------------
Total operating expenses              (1,123,705)     (2,240,109)     (7,112,980)     (2,011,589)
                                    -------------   -------------   -------------   -------------
Operating income (loss)                 (991,171)        599,632      28,502,566       8,060,681
Financial income (expenses),
 net (Note 25d)                          (33,325)        266,106         786,715         222,487
Amortization of Bridge Notes
 issuance costs                                -        (817,092)       (843,438)       (238,529)
                                    -------------   -------------   -------------   -------------
Income (loss) before taxes
 on income                            (1,024,496)         48,646      28,445,843       8,044,639
Taxes on income (Note 23)                      -               -      (5,237,411)     (1,481,168)
                                    -------------   -------------   -------------   -------------
Income (loss) for the period          (1,024,496)         48,646      23,208,432       6,563,471
                                    =============   =============   =============   =============
Earnings (loss) per share                  (0.43)           0.02            4.56            1.29
                                    =============   =============   =============   =============

Weighted average number of shares      2,401,644       3,000,000       5,085,754       5,085,754
                                    =============   =============   =============   =============

The accompanying notes are an integral part of the consolidated financial statements

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
ADJUSTED TO THE NIS OF DECEMBER 1997

                                                                                   Retained
                                                                   Additional       Earnings
                                                     Share          paid-in       (Accumulated
                                     Shares          capital        capital         deficit)          Total
                                  -------------   -------------   -------------   -------------   -------------
                                                                   Adjusted NIS
                                  -----------------------------------------------------------------------------

Balance at January 1, 1995             176,000          25,950               -               -          25,950
 Issuance of ordinary shares            44,000           5,205         736,627               -         741,832
 Issuance of ordinary shares(a)        680,000          75,328         (75,328)              -               -
 Loss for the period                         -               -               -      (1,024,496)     (1,024,496)
                                  -------------   -------------   -------------   -------------   -------------

Balance at December 31, 1995           900,000         106,483         661,299      (1,024,496)       (256,714)
 Income for the year                         -               -               -          48,646          48,646
 Issuance of ordinary shares(b)      2,100,000         219,030        (219,030)              -               -
 Bridge warrants (Notes 13
  and 20e)                                   -               -         351,160               -         351,160
                                  -------------   -------------   -------------   -------------   -------------
Balance at December 31, 1996         3,000,000         325,513         793,429        (975,850)        143,092
Issuance of shares to public
 net of offering expenses            2,300,000         251,010      32,477,177               -      32,728,187
Income for the year                          -               -               -      23,208,432      23,208,432
                                  -------------   -------------   -------------   -------------   -------------

Balance at December 31, 1997         5,300,000         576,523      33,270,606      22,232,582      56,079,711
                                  =============   =============   =============   =============   =============


                                                          Convenience translation into U.S. dollars
                                                                        (Note 2a)
                                                  ---------------------------------------------------------------

Balance at January 1, 1997                              92,057         224,386        (275,976)         40,467
Issuance of share to public net of
 offering expenses                                      70,987       9,184,722               -       9,255,709
Income for the year                                          -               -       6,563,471       6,563,471
                                  -------------   -------------   -------------   -------------   -------------
Balance at December 31, 1997                           163,044       9,409,108       6,287,495      15,859,647
                                  =============   =============   =============   =============   =============

(a)     Represents a 3.09 for one share dividend.

(b)     Represents a 2.33 for one share dividend


The accompanying notes are an integral part of the consolidated financial statements.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
ADJUSTED TO THE NIS OF DECEMBER 1997
                                    For the period
                                   from July 1, 1995
                                   (commencement of
                                    operations) to
                                     December 31,          For the year ended December 31,
                                                    ---------------------------------------------
                                        1995            1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     Translation
                                                                                      (Note 2a)
                                               Adjusted NIS                             U.S.$
                                    -------------------------------------------------------------
Cash flows from operating
 activities:
Net income (loss)                    (1,024,496)          48,646      23,208,432       6,563,471
Adjustments required to reconcile
   net income (loss) to cash
   flows from operating activities:
 Gain on sale of marketable
  securities                                  -         (218,143)       (536,986)       (151,863)
 Depreciation and amortization           27,050          106,428         269,108          76,105
 Amortization of Bridge Notes
  issuance costs                              -          817,092         843,438         238,529
 Provision for severance pay                  -           33,049          44,753          12,656
 Erosion of principal of certain
  monetary items                        (12,924)         (72,849)       (174,894)        (49,461)
 Increase in contract receivables             -       (4,014,036)     (5,796,240)     (1,639,208)
 Increase in prepaid expenses and
  other accounts receivables         (1,291,406)      (1,357,288)     (2,971,682)       (840,407)
 Increase in related party receivables        -                -      (6,254,030)     (1,768,675)
 Increase in long-term receivables            -                -     (11,116,176)     (3,143,715)
 Increase in trade payables              30,176        7,162,351      30,360,295       8,586,056
 Increase in accrued expenses and
  other liabilities                     292,551          601,980       2,305,593         652,034
 Increase (decrease) in costs in
  excess of billings on uncompleted
  contracts                           1,565,901        5,117,557     (20,065,673)     (5,674,681)
 Increase in related parties
  liabilities                                 -                -         112,777          31,894
 Increase in deferred tax liabilities         -                -       3,536,000       1,000,000
                                    -------------   -------------   -------------   -------------
Net cash provided by (used in)
  operating activities                 (413,148)       8,224,787      13,764,715       3,892,735
                                    -------------   -------------   -------------   -------------
Cash flows from investing activities:
 Purchase of fixed assets              (539,451)        (811,350)     (1,970,338)       (557,223)
 Investment in cash and marketable
  securities in restricted deposit     (616,422)     (26,591,074)    (53,271,153)    (15,065,371)
 Proceeds from sale of marketable
  securities                                  -       11,416,838      21,943,539       6,205,752
 Short-term loan to a related party    (184,240)         184,240               -               -
 Loan to an affiliated company                -                -      (3,383,895)       (956,983)
 Long-term deposits                           -                -        (156,167)        (44,165)
 Increase in Equity in Joint Ventures         -                -     (12,753,547)     (3,606,772)
 Increase in Land Under Development           -                -     (16,930,000)     (4,787,896)
                                    -------------   -------------   -------------   -------------
Net cash used in investing
 activities:                         (1,340,113)     (15,801,346)    (66,521,561)    (18,812,658)
                                    -------------   -------------   -------------   -------------

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
ADJUSTED TO THE NIS OF DECEMBER 1997
                                    For the period
                                   from July 1, 1995
                                   (commencement of
                                    operations) to
                                     December 31,          For the year ended December 31,
                                                    ---------------------------------------------
                                        1995            1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     Translation
                                                                                      (Note 2a)
                                               Adjusted NIS                             U.S.$
                                    -------------------------------------------------------------
Cash flows from financing activities:
 Loan from shareholder                1,142,253                -               -               -
 Loan from shareholder repaid                 -                -      (1,093,282)       (309,186)
 Short-term loan from related
  parties, net                        1,653,527       (1,553,872)              -               -
 Issuance of share capital (including
  capital surplus)                      741,832                -      39,959,735      11,300,830
 Long-term loans received               122,270          594,590      22,225,027       6,285,358
 Long-term loans paid                         -          (36,037)       (140,216)        (39,654)
 Capital contributed by minority
  interest                                    -                -       3,038,658         859,349
 Bank credits, net                      336,380        7,231,769      10,351,748       2,927,531
 Bridge Notes received                        -        7,009,426               -               -
 Bridge Notes repaid                          -                -      (7,009,426)     (1,982,304)
 Bridge notes issuance costs                  -       (1,660,529)              -               -
 Bridge warrants                              -          351,159               -               -
 Offering expenses                            -       (1,327,370)     (5,904,179)     (1,669,734)
                                    -------------   -------------   -------------   -------------
Net cash provided by financing
  activities                          3,996,262       10,609,136      61,428,065      17,372,190
                                    -------------   -------------   -------------   -------------
Net increase in cash and cash
  equivalents                         2,243,001        3,032,577       8,671,219       2,452,267
Cash and cash equivalents at
  beginning of period                         -        2,243,001       5,275,578       1,491,963
                                    -------------   -------------   -------------   -------------
Cash and cash equivalents at the
  end of period                       2,243,001        5,275,578      13,946,797       3,994,230
                                    -------------   -------------   -------------   -------------
Supplemental disclosure of cash
 flows information:
 Cash paid during the year for:
  Interest                               61,309          515,347          56,489          15,975
                                    =============   =============   =============   =============
  Income taxes                                -                -         124,321          35,159
                                    =============   =============   =============   =============

The accompanying notes are an integral part of the consolidated financial statements.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-  GENERAL
  a. Genesis Development and Construction Ltd. ("Genesis"), an Israeli corporation, was incorporated in 1992 and was inactive until July 1, 1995, at which time it commenced its activity. Genesis and its subsidiaries operate in Israel, United States, Germany and Russia through its American and European subsidiaries (collectively the "Company" unless the context otherwise requires).

       The Company is engaged in three segments of the real estate industry:
       (i) development and construction, (ii) real estate sales transactions and (iii) provision of consulting, management and financial management services in connection with construction activity of others.

  b. Concentration of risks that may have a significant impact on the Company are as follows:

       1.   Real Estate Industry
            --------------------
            The real estate industry in Israel is cyclical and significantly affected by changes in general economic conditions, such as employment levels, availability of debt financing, interest rates, levels of immigration, government fiscal policies, general and local economic conditions that may affect the demand for public buildings and housing and various other factors. In addition, there is a limited quantities of land available for residential and public development in Israel. The real estate industry is also subject to the potential for significant variability and fluctuations in real estate values. In addition, contractors are subject to various risks, many of which are outside the control of the contractor. Such risks include the conditions of supply and demand in local markets, availability of government projects, delays in construction schedules, cost overruns and availability and cost of land, materials and labor.

       2.   Dependence on Suppliers
            -----------------------
            The building industry may from time to time experience fluctuating prices and supply for raw materials, as well as shortages of labor and other materials. Cement is the principal raw material utilized in the construction of Israeli homes and buildings. Nesher Israel Cement Enterprises Ltd. ("Nesher") is presently Israel's principal producer of cement. Most other cement must be imported. Accordingly, the Company's business is materially dependent upon Nesher for its cement.

            The construction industry employs mainly foreign labor brought to Israel under government supervision. Although there is currently no shortage of labor in Israel, there is no assurance as to the continuing availability of such foreign labor. A shortage of such labor would cause delays in construction of projects and a decrease in the Company's profitability.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-  GENERAL (Continued)

       3.   Dependence on Engel
            -------------------
            During the years ended December 31, 1996 and 1997, approximately 42% and 32%, respectively, of the Company's revenues were derived through contracts with Yaakov Engel Construction Enterprise Company Ltd. and its subsidiaries ("Engel"), pursuant to which the Company acted as subcontractor for projects awarded to Engel.

            Although the Company intends to continue to work with Engel on projects, the Company expects to reduce its dependence on Engel and increasingly focus on contracting directly with government entities in the future. (See Note 25a).

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

  The financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Israel, which differ in certain respects from those followed in the United States, as described in Note 29.

  The significant accounting policies applied on a consistent basis are as follows:

  a.   Use of estimates:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and their accompanying notes. Actual results could differ from those estimates.

  b.   Financial statements in adjusted Israeli currency:

       1.a) All figures in the accompanying financial statements are presented in adjusted New Israeli Shekels (NIS) which have a constant purchasing power (NIS of December 1997, which was published in January 1998), based upon the changes in the Israeli Consumer Price Index (CPI). The Government of Israel publishes the CPI each month.

       b) The financial statements are prepared in accordance with the Opinions of the Institute of Certified Public Accountants in Israel (the "Israeli Institute") and based on the accounts of the Company maintained in nominal NIS.

       c) The adjusted amounts of non-monetary assets do not necessarily represent realizable or current economic value, but only the original historical cost of those assets in terms of adjusted NIS. The term "cost" in these financial statements signifies cost in adjusted NIS.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)

       2.a) Non-monetary items (mainly fixed assets, construction costs and shareholders' equity items derived from cash flow from shareholders) have been adjusted on the basis of the CPI at the time the related transactions were carried out. The components of the statement of income relating to non-monetary items (mainly depreciation) have been adjusted on the same basis used for the adjustment of the related balance sheet items.

       b) Monetary items (items whose amounts in the balance sheet reflect current or realizable values) are presented in the balance sheet as of December 31, 1997 in their nominal amounts (figures for the preceding periods have been adjusted to the December 1997 CPI).

       c) The components of the statements of operations (except for financing) relating to transactions carried out during the period
            - revenues, costs, etc., have been adjusted on a monthly basis according to the basis of the CPI at the time the related transactions were carried out. Erosion of monetary balances relating to the aforesaid transactions has been included in financial income or expenses.

       d) The components of the statement of operations relating to provisions included in the balance sheet, such as liability in respect of employee rights upon retirement and provisions for vacation pay have been determined on the basis of the changes in the balances of the related balance sheet items after their relative cash flows are taken into account.

       e) The financing component represents financial income and expenses in real terms, as well as the erosion of monetary items during the year.

       3.   Convenience translation into U.S. dollars:

            The adjusted financial statements as of December 31, 1997 have been translated into U.S. dollars using the representative exchange rate of the U.S. dollar as at December 31, 1997 (U.S. $1
            - NIS 3.536), as published by the Bank of Israel. The translations were made solely for the convenience of the readers.

            It should be noted that the adjusted New Israeli Shekel figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollar figures should not be construed as a representation that the Israeli currency amounts actually represent, or could be converted into dollars.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)

       4. Data regarding CPI, Israeli Building Cost Index ("BCI") and exchange rate of foreign currency:

            a) Most of the Company's contracts for construction are linked to the Israeli BCI. Set forth below is certain information concerning the CPI, the BCI and rate of exchange into U.S. dollars:

                                                    Exchange
                                                   rate of one
                                                   U.S. dollar         CPI*)            BCI*)
                                                  -------------    -------------    -------------
At the end of the period:
     December 1997                                  NIS 3.536       153.1 points     165.7 points
     December 1996                                  NIS 3.251       143.1 points     153.0 points
     December 1995                                  NIS 3.135       129.4 points     141.6 points
Changes during the period:
     December 1997 (12 months)                        8.77%            7.00%             8.30%
     December 1996 (12 months)                        3.70%           10.59%             8.05%
     December 1995 (6 months)                         6.24%            5.46%             1.51%
Real increase (decrease) in the CPI and BCI
 relative to the exchange rate of the dollar
 during the period:

                                                                       CPI*)            BCI*)
                                                                   -------------    -------------
     December 1997 (12 months)                                        (1.6%)            (0.4%)
     December 1996 (12 months)                                         6.6%              4.2%
     December 1995 (6 months)                                         (0.3%)            (4.5%)
*)     According to the CPI and BCI index for
       the month ending on balance sheet date
       on an average basis of 1993 = 100 and
       of 1992 = 100, respectively.

            b) Assets and liabilities in foreign currency or linked thereto are included in the financial statements according to the representative exchange rate as published by the Bank of Israel on balance sheet date (figures for the preceding periods have been adjusted to the December 1997
                 CPI).

            c) Assets and liabilities linked to the CPI are included in the financial statements according to the index, last published prior to December 31, 1997.

            d) Assets and liabilities linked to the BCI are included in the financial statements according to the index, last published prior to December 31, 1997 (figures for the preceding periods have been adjusted to the December 1997
                 CPI).

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)
       5. Adjustments of financial statements on the basis of the exchange rate of foreign currency:

            The financial statements of the foreign subsidiaries, which are operating independently of the Company, are adjusted on the basis of the exchange rates of the relevant foreign currency. The amounts included in the financial statements of those companies have been included in the consolidated financial statements according to Interpretation No. 8 of Opinion No. 36 of the Israeli Institute. Under this interpretation, at each balance sheet date, the balance sheet and the results of operations for the year then ended are translated into NIS at the rate of exchange prevailing at the end of the year for each foreign currency. Figures for preceding years are adjusted to year end Israeli CPI. The differences arising from the translation into NIS, which includes related changes in the Israeli CPI, is carried to the "cumulative translations adjustment" in shareholders' equity. In the current year, the cumulative transactions adjustments, which are to be related to foreign subsidiaries firstly consolidated, were immaterial and, therefore, were not recognized.

c.  Principles of consolidation:

       The consolidated financial statements include the financial statements of Genesis and its wholly owned subsidiaries listed below. Significant inter-company balances and transactions are eliminated in consolidation.

       Subsidiaries included in consolidation:
       Israeli subsidiaries
       --------------------
       * Genesis Construction Performance (1994) Ltd. ("GCP"), formerly T.S.M.G. Construction Company Ltd. and its wholly owned subsidiaries
       *    Shnapp TSLT Investment and Assets Ltd. - and its wholly owned subsidiary.
       Foreign subsidiaries
       --------------------
       * Genesis Development and Construction Inc. ("GDC USA") (incorporated under the laws of the state of Delaware, U.S.A.) and its subsidiary (51% interest)
       *    Genesis Europe SPRL - (incorporated under the laws of Belgium)
       * AB Stone B.V. (incorporated under the laws of Netherlands) and its subsidiary (50% interest).

  d.   Cash equivalents:

       Cash equivalents are short-term, highly liquid investments that are readily convertible into cash with maturities at the date acquired of three months or less, such as short-term deposits.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e.   Investments in debt and equity securities:

       Investments in marketable debt and equity securities, designated for
       sale in the short term are presented at market value.   Variations in
       market value are carried to the statement of operations.

  f.   Investments in affiliates:

       The investments in companies, partnership and joint ventures, over which the Company can exercise significant influence (generally, entities in which the Company holds 20% to 50% of ownership or voting rights) are presented using the equity method of accounting.

       The significant accounting policies of these affiliates are substantially the same as those used by the Company.

  g.   Allowance for doubtful accounts:

       The allowance for doubtful accounts is determined with respect to specific accounts receivables that are doubtful of collection.

  h.   Fixed assets:

       The assets are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows:

                                                    %
                                                ---------
                Office space                       4
                Office furniture and equipment     7-20
                Motor vehicles                     15

  i.   Revenue recognition:

       a. Revenue from fixed price contracts is recognized on the percentage of completion method. The percentage of completion method is also used for condominium projects in which the Company is a real estate developer and all units have been sold prior to the completion of the preliminary stage and at least 25% of the project has been carried out.

            Percentage of completion is measured by the percentage of costs incurred to balance sheet date to estimated total costs. Selling, general, and administrative costs are charged to expense as incurred. Profit incentives are included in revenues when their realization is reasonably assured.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Provisions for estimated losses on uncompleted projects are made in the period in which such losses are first determined, in the amount of the estimated loss of the full contract.

            Differences between estimates and actual costs and revenues are recognized in the year in which such differences are determined.

            The provision for warranties is provided at a certain percentage of revenues, based on the past experience of the Company's management.

            The asset "cost and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

       b. Revenue from projects built for sale is recognized on the completed contract method when both of the following conditions have been met:

               *  at least 90% of the project has been completed, and
               *  at least 75% of the units in the project have been sold

       c. Consulting and financial services contracts to manage construction activity of others, including financial management, are recognized only to the extent of the fee revenue. The fee revenue is based on the profits generated by the project and is recognized upon completion of the project when the profit is known.

       d. Profit on sale of a partial interest in real estate is recognized by the full accrual method when all of the following criteria are met:

       1.   The sale is consummated.
       2. The buyer's initial and continuing investments are adequate to demonstrate a commitment to pay for the property.
       3.   The Company's receivable is not subject to future subordination.
       4. The Company has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not require a substantial continuing involvement in the property or the interest sold.
       5. The Company does not have an option to repurchase the interest rights in the project and the purchaser cannot require the Company to repurchase the interest rights in the project.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)

  j.        Deferred taxes:

       1. Deferred taxes are computed in respect of temporary differences between the amounts included in these financial statements and those considered for tax purposes.

       2. Since undistributed profits of Israeli subsidiaries can be distributed tax free to the Company, no deferred income taxes have been provided for the realization of investments in subsidiaries.

       3. Taxes that would apply in the event of the realization of investments in foreign subsidiaries have been taken into account in determining the deferred taxes.

   k.  Concentration of risks:

       Financial instruments that potentially subject the Company to concentrations of credit risks consist principally of accounts receivables derived from construction contracts of major customer (see
       Note 25a), bank deposits and marketable securities and cash and cash equivalents deposited in major banks in Israel and of investment in joint venture. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

  l.   Earnings (Loss) per share:

       Earnings (Loss) per share are computed based on the weighted average number of ordinary shares outstanding during each year, in accordance with Opinion No. 55 of the Israeli Institute.

  m.   Segment reporting:

       The Company is engaged ,by itself and through its wholly owned subsidiaries, in three segments of the real estate industry:

       (a)  development and construction
       (b)  real estate sales transactions
       (c) provision of consulting, management and financial management services in connection with construction activity of others.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Continued)

  n.   Impact of recently issued accounting standards:

       In June 1997, the FASB issued the Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosure About Segments of an Enterprise and Related Information". These statements are effective for fiscal years beginning after December 15, 1997. These statements do not have measurement effects on the financial statements, however they do require additional disclosures.

NOTE 3:-  CASH AND MARKETABLE SECURITIES IN RESTRICTED DEPOSITS

       According to the construction loan agreements between the Company and various banks, all receipts and revenues generated from projects, financed by these various banks, are deposited in special accounts. As of December 31, 1997, the restricted deposits comprise cash and marketable securities which are released to fund the development of the projects. The hypothecation, exchange or transfer of the said deposits are subject to the approval of the banks.

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Bank time deposits                  4,917,676      38,403,780      10,860,798
Marketable debt securities         11,091,125       9,362,069       2,647,644
Equity securities                           -         107,552          30,416
                                 -------------   -------------   -------------
                                   16,008,801      47,873,401      13,538,858
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: - CONTRACT RECEIVABLES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
     Billed
       Completed contracts            448,146       1,636,927         462,932
       Contracts in progress        2,664,189       7,273,746       2,057,055
     Unbilled                         672,549         224,808          63,577
     Notes receivable                 229,152         674,795         190,835
                                 -------------   -------------   -------------
                                    4,014,036       9,810,276       2,774,399
                                 =============   =============   =============

NOTE 5: - PREPAID EXPENSES AND OTHER ACCOUNTS RECEIVABLE

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Short-term loans (a)                1,170,656       2,507,918         709,253
Short-term loan (b)                         -       1,700,000         480,769
Loan, as short-term deposit (c)       996,883         571,610         161,654
VAT and income tax receivable
 (See Note 16)                        362,397               -               -
Prepaid expenses and other
 receivables                           84,768         425,698         120,390
Advances to suppliers                  46,914         428,074         121,061
Deferred Bridge Notes issuance
 costs (d)                            843,437               -               -
                                 -------------   -------------   -------------
                                    3,505,055       5,633,300       1,593,127
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: - PREPAID EXPENSES AND OTHER ACCOUNTS RECEIVABLE (Continued)

            (a) The Company has been engaged to arrange construction loans or credit lines for certain projects and to provide the necessary security required by the lender. The Company was required to advance a short-term loan to the contractor for these projects. The loans were repaid in February 1998.

            (b) A short-term loan was given to a third party and is linked to the US dollar. The loan matures in August 1998 and is secured by a lien on a parcel of land. The loan bears no interest and is presented at its discounted value.

            (c) An unlinked loan, at the prime interest rate (which derives from the base interest rate determined by the Bank of Israel), was given to a third party, involved in a trade-off deal and construction services contract. The loan functioned as a short-term deposit to guarantee the construction services provided by the Company to the third party, which is the owner of 40% interest in the lot situated on privately owned land in Derech Hayam. The loan and accumulated interest was repaid in March 1998.

            (d) The Company completed a bridge financing in November 1996. Bridge Notes were payable on the earlier of one year from the issuance of the Bridge Notes and the closing of the Company's IPO. The IPO was completed on February 4, 1997 and issuance costs were amortized within the period from November 26, 1996 to February 4, 1997.

NOTE 6:- RELATED PARTY RECEIVABLES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Unaddiliated Israeli Company (a)            -       5,077,374       1,435,910
American Entity (b)                         -       1,176,656         332,765
                                 -------------   -------------   -------------

                                            -       6,254,030       1,768,675
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:- RELATED PARTY RECEIVABLES (Continued)

       (a) In September 1997, the Company sold 50% of its interest in a subsidiary to an unaffiliated Israeli Company ("UIC"), in consideration of $3,300,000 of which $1,800,000 was paid in September 1997. The remaining balance is receivable in two equal installments of $750,000 each in April and December 1998. The remaining balance bears no interest and is presented at its discounted value (See Note 27e).

       (b) This receivable represents the share in expenses incurred by the Rehovot Joint Venture and to be reimbursed to the joint venture by the American Entity, U.S. investors in the Rehovot Project (See
            Note 27d).

NOTE 7:- COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Cost incurred on uncompleted
 contracts                         24,623,282      95,717,317      27,069,376
Estimated earnings                  2,310,415       1,670,794         472,511
                                 -------------   -------------   -------------
                                   26,933,697      97,388,111      27,541,887
Less: Billings to date            (33,617,155)    (84,005,896)    (23,757,324)
                                 -------------   -------------   -------------
                                   (6,683,458)     13,382,215       3,784,563
                                 =============   =============   =============
Included in the accompanying
 balance sheets under the
 following captions:
Costs and estimated earnings
 in excess of  billings on
 uncompleted contracts              2,865,784      16,537,042       4,676,765
Billing in excess of costs and
 estimated earnings on
 uncompleted contracts             (9,549,242)     (3,154,827)       (892,202)
                                 -------------   -------------   -------------
                                   (6,683,458)     13,382,215       3,784,563
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -  LOAN TO AFFILIATED COMPANIES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Short-term loan to
 Stipula B.V. (a)                           -       3,163,895         894,767
Short-term loan to AS. (b)                  -         220,000          62,217
                                 -------------   -------------   -------------

                                            -       3,383,895         956,984
                                 =============   =============   =============

       a) The loan was given to Stipula I B.V. (A.B. Stone subsidiary) to finance the acquisition of a 21.87% interest in the share capital of Engel (see not 27e). The loan is linked to U.S. dollars and will mature no later than December 31, 1998. The interest rate has not yet been determined.

       b) The loan was given to Alir Schnapp Industrial Buildings Ltd. ("AS") to finance the acquisition of an industrial building in Migdal Haemek. The loan is linked to CPI and will mature in December 1998. (See Note 20p). The Company's share in AS equity is immaterial.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9- LONG-TERM RECEIVABLES AND DEPOSITS

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Notes receivables linked to
 U.S. dollar (a)                            -      10,608,000       3,000,000
Unlinked notes receivables (b)              -         876,241         247,806
Long-term bank deposits ( c )               -         156,167          44,165
                                 -------------   -------------   -------------
                                            -      11,640,408       3,291,971
Less: current portion                       -        (368,065)       (104,091)
                                 -------------   -------------   -------------
                                            -      11,272,343       3,187,880
                                 =============   =============   =============
The said balance was presented
 as follows:
  Related parties                           -       7,647,943       2,162,880
  Other                                     -       3,624,400       1,025,000
                                 -------------   -------------   -------------
                                            -      11,272,343       3,187,880
Maturities:
 Second year                                -         207,625          58,717
 Third year                                 -         207,625          58,717
 Fourth year                                -          92,926          26,280
 Thereafter until 2003                      -      10,764,167       3,044,166
                                 -------------   -------------   -------------
                                            -      11,272,343       3,187,880
                                 =============   =============   =============

  a. The Company has long-term receivables (promissory notes) from the American Entity relating to the sale of 55% interest in the Rehovot Project (Note 27d). The principal of these promissory notes, which bear interest at the rate of 8.5% per annum, are payable on December 31, 2003.

       Accrued interest is payable on the last business day of each calendar quarter commencing March 31, 1998.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9- LONG-TERM RECEIVABLES AND DEPOSITS (Continued)

  b. Unlinked notes receivables are related to a completed project in Lev-Hasharon and bear interest at an annual rate of 17%. The unlinked notes receivables are payable in 39 monthly installments of principal and interest, ending in July 2001.

  c. Long-term bank deposits are linked to the CPI, and bear interest at an annual rate of 4%. These deposits are registered in the shareholders' name as a trustee for the Company and mature in 2012.

NOTE 10 -  EQUITY IN JOINT VENTURES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Rehovot project (a)                         -         453,534         128,262

Germany and Russian projects (b)            -       6,450,592       1,824,262

Southampton ( c )                           -       5,849,421       1,654,248
                                 -------------   -------------   -------------

                                            -      12,753,547       3,606,772
                                 =============   =============   =============

       a) The equity in Joint Venture in the Rehovot project represents the Company's shares in the costs associated directly to the project.

            (See Note 27d).

       b) The Company has sold 50% of its interest in the German and Russian projects to UIC. The remaining 50% represent the cost of its investment in the joint venture for each project. The German project is expected to be completed by December 2002 and the Russian project in September 1998. (See Note 27c).

       c) GDC USA acquired on May 6, 1997, through its 51% owned subsidiary, a parcel of land in Southampton, New York on which to develop 33 single-family luxury homes. The project is currently under site development.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11-  LAND UNDER DEVELOPMENT

       In December 1997, the Company acquired from Engel the rights to a parcel of land in Carmiel on which to develop 167 residential units, in consideration of NIS 16.9 million. The Company is seeking permission for approximately 300 units of which approximately 220 are designated for rental. The project is currently under site development.

NOTE 12: - FIXED ASSETS

                                                     Furniture
                                                     and office        Office
                                       Vehicles       equipment         Space          Total
                                    -------------   -------------   -------------   -------------
                                                           Adjusted NIS
                                    -------------------------------------------------------------
Balance as of December 31, 1996:
     Cost (1)(2)                         635,834         181,891         533,076       1,350,801
     Accumulated depreciation           (108,708)        (11,241)        (13,529)       (133,478)
                                    -------------   -------------   -------------   -------------
     Depreciated cost                    527,126         170,650         519,547       1,217,323
                                    =============   =============   =============   =============
Balance as of December 31, 1997:
     Cost (1) (2)                      2,046,488         722,657         551,994       3,321,139
     Accumulated depreciation           (290,149)        (76,907)        (35,530)       (402,586)
                                    -------------   -------------   -------------   -------------
     Depreciated cost                  1,756,339         645,750         516,464       2,918,553
                                    =============   =============   =============   =============

                                                     Convenience Translation

Balance as of December 31, 1997
     Cost                                578,758         204,371         156,107         939,236
     Accumulated depreciation            (82,056)        (21,750)        (10,048)       (113,854)
                                    -------------   -------------   -------------   -------------
     Depreciated cost                    496,702         182,621         146,059         825,382
                                    =============   =============   =============   =============

       (1) Including vehicles at the cost of adjusted NIS 476,832 registered in the shareholders' name, and a director's name as trustees for the Company, and vehicles acquired under a long-term lease at the cost of adjusted NIS 701,716 (1996: NIS 185,991).

       (2)  For charges, see Notes 20 and 22.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13: - BANK CREDITS AND SHORT-TERM LOANS

a.  Composed as follows:   Annual Interest Rates             December 31,           December 31,
                          -----------------------
                            1996        1997           1996            1997            1997
                          ----------   ----------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     translation
                                                                                      (Note 2a)
                               %           %                Adjusted NIS                U.S. $
                          ----------   ----------   -------------   -------------   -------------
Bank credits - unlinked      19.6       15.5-17.5      7,568,148      10,728,164       3,033,983
Bank credits - linked to
 the U.S.$                     -          6.25                 -       7,191,732       2,033,861
                                                    -------------   -------------   -------------
                                                       7,568,148      17,919,896       5,067,844
                                                    =============   =============   =============

b.   As to pledges to secure bank credit (see Notes 20 and 22)

NOTE 14: - BRIDGE NOTES

       In November 1996, the Company completed the bridge financing pursuant to which it issued $2,000,000 aggregate principal amount of Bridge Notes and Bridge Warrants to purchase 1,000,000 Class A ordinary shares (see Note 21e), in which it received net proceeds of NIS 5,437,816 ($1,537,844). The Bridge Notes are payable, together with interest at the rate of 10% per annum, on the earlier of one year from the issuance of the Bridge Notes and the closing of the Company's initial public offering ("IPO"). The IPO was completed in February 1997 and the Bridge Notes were fully paid.

NOTE 15:  TRADE PAYABLES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Accounts payable                    2,590,660      33,154,341       9,376,228
Notes payable                       4,601,867       4,398,481       1,243,914
                                 -------------   -------------   -------------
                                    7,192,527      37,552,822      10,620,142
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16:- ACCRUED EXPENSES AND OTHER LIABILITIES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
VAT and income tax payable
 (See Note 5)                               -       1,707,770         482,966
Other                                 139,205         971,055         274,620
Wages and related benefits            272,939         528,694         149,518
Expenses payable                      532,214          42,432          12,000
                                 -------------   -------------   -------------
                                      994,358       3,249,951         919,104
                                 =============   =============   =============

NOTE 17:- RELATED PARTIES

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Loan from shareholder*              1,043,454               -               -
Salary payable (See Note 27a)          49,828         112,777          31,894
                                 -------------   -------------   -------------

                                    1,093,282         112,777          31,894
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17:- RELATED PARTIES (Continued)

       * Pursuant to an Investment Agreement with a shareholder, the Company received on December 30, 1995 a loan of $300,000 bearing no interest and payable in full on June 30, 1997. The Company has also granted to the shareholder an option exerciseable at any time prior to the maturity date, to convert the loan into a number of Class B Ordinary Shares which represents 20% of the total Ordinary Shares then outstanding. In September 1996, the Company agreed to pre-pay in full the outstanding amount of the loan on the thirtieth day after the closing of the IPO of the Company with the above option canceled upon the completion of the IPO. The shareholder also agreed not to exercise the option prior to the maturity date. The IPO was completed in January 1997, the option was canceled and the loan was repaid in March 1997.

NOTE 18:- LONG-TERM DEBT

a.  Composed as follows:                                    December 31,            December 31,
                             1996        1997           1996            1997            1997
                          ----------   ----------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     translation
                                   Annual                                             (Note 2a)
                               Interest rates %             Adjusted NIS                U.S. $
                          ----------   ----------   -------------   -------------   -------------
From a leasing company
 - linked to the U.S.
 dollar                       -           7.5                  -         418,901         118,467
From a leasing company
 - linked to the CPI        7.00       6.6 - 7.7          90,397         207,823          58,773
From bank - unlinked          -         17.15                  -         136,847          38,701
From bank - linked to
 the U.S. dollar              -        6.31 - 8.25             -      19,210,042       5,432,704
From bank - linked
 to CPI*)                   5.55       5.3 - 5.5         350,463       2,617,127         740,138
Notes payable                 -            -             239,963               -               -
                                                    -------------   -------------   -------------
                                                         680,823      22,590,740       6,388,783
Less current maturities                                  (52,064)     (2,671,701)       (755,571)
                                                    -------------   -------------   -------------
                                                         628,759      19,919,039       5,633,212
                                                    =============   =============   =============

       *)   Includes NIS 337,820 (1996: 350,463) collateralized by a mortgage on the Company's
            office space.

b. Aggregate maturities of long-term loans maturing serially from 1998 to 2011:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:- LONG-TERM DEBT (Continued)

                                                           December 31,           December 31,
                                                        1996           1997            1997
                                                    -------------   -------------   -------------
                                                                                    Convenience
                                                                                    Translation
                                                                                     (Note 2a)
                                                           Adjusted NIS                U.S.$
                                                    ---------------------------------------------
First year - current maturities                           52,064       2,671,701         755,571
Second year                                              295,394      19,240,194       5,441,231
Third year                                                34,966         215,831          61,038
Fourth year                                               19,372         139,503          39,452
Fifth year                                                20,475          85,801          24,265
Thereafter                                               258,552         237,710          67,226
                                                    -------------   -------------   -------------
                                                         680,823      22,590,740       6,388,783
                                                    =============   =============   =============

c.   As to pledges to secure loans see Note 22.

d.   As to capital lease commitments see Note 20r.

NOTE 19: - SEVERANCE PAY

  The Company's liability for severance pay for its employees, pursuant to Israeli Law, is fully provided for. Part of the liability is funded through insurance policies and severance pay fund.

                                          December 31,           December 31,
                                      1996           1997            1997
                                 -------------   -------------   -------------
                                                                  Convenience
                                                                  Translation
                                                                   (Note 2a)
                                         Adjusted NIS                U.S.$
                                 ---------------------------------------------
Severance pay                          94,032         274,553          77,645
Less: amount funded*                  (60,983)       (196,751)        (55,642)
                                 -------------   -------------   -------------

                                       33,049          77,802          22,003
                                 =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19: - SEVERANCE PAY (Continued)

       *) The amount funded can be withdrawn under the provisions of the Law for Severance Pay.

            Severance pay expense for the six month period ended December 31, 1995 and for the years ended December 31, 1996 and 1997 amounted to adjusted NIS - none NIS 94,032 and NIS 180,521, respectively.

NOTE 20 :- CONTINGENT LIABILITIES AND COMMITMENTS

  All the amounts described in the following projects are approximate amounts and are linked to the Israeli BCI, unless stated otherwise.

  a.   Mifal Hapayis Community Centers

       The Company has entered into an agreement with Engel pursuant to which Engel is required to engage the Company as the subcontractor for the construction of each of the identical art and science centers in different municipalities throughout Israel awarded to Engel ("the
       Mifal Hapayis projects"). The Company will receive 95%, approximately NIS 8.6 million, of the revenues actually received by Engel for each of the projects. Through September 1996, Engel entered into agreements for the construction of five Mifal Hapayis Centers. Orders for the construction of these projects have been issued. The Company has engaged subcontractors to complete a portion of three projects in consideration of 80% - 88% of the gross project revenues. The Company is committed to complete all the projects by April 1998, otherwise a penalty amount of NIS 2,500 will be payable for each day of delay. The Company expects to complete the projects on time.

       In October 1996, the Company agreed to release Engel from its commitment to engage the Company as a subcontractor in further Mifal Haypayis projects. The compensation payable to the Company for each released project will amount to NIS 300,000.

  b.   Kfar Yona:

       In June 1997, the Company was awarded a project for the development and construction of 34 residential units. The price per unit has been set pursuant to the tender at approximately NIS 185,000. The Company is committed to complete the project by May 1998 otherwise a penalty amount of $300 for each unit will be payable for each month of delay. The Company expects to complete the project on time.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 :- CONTINGENT LIABILITIES AND COMMITMENTS (Continued)

  c.   Petah Tikva Youth Village:

       In November 1995, the Company entered into an agreement with Engel for the construction of an agricultural Youth Village in consideration of NIS 3.1 million. The Company has engaged a subcontractor to complete the entire project in consideration of NIS 2.9 million. The Company is committed to complete the project by August 1998, otherwise a penalty in the amount of NIS 4,000 will be payable for each day of delay. The Company expects to complete the project on time.

  d.   Gymnasiums:

       In January 1997, the Company received additional project awards for the construction of two gymnasiums in Holon and one gymnasium in Tel-Aviv, in consideration of approximately NIS 11.5 million. An order for the construction has been issued. The Company is committed to complete the project by June 1998 otherwise a penalty in the amount of NIS 4,000 will be payable for each day of delay. The Company expects to complete the project on time.

  e.   Carmiel:

       In March 1997, the Company acquired a parcel of the land for the construction of 31 residential units, in consideration of approximately NIS 2 million. The Company is committed to complete the project by December 1998 otherwise a penalty in the amount of NIS 1,000 will be payable for each month of delay. The Company expects to complete the project on time.

  f.   Kfar Yona:

       In March 1997, the Company agreed to complete an Engel project in Kfar Yona (65 residential units) in consideration of NIS 7.2 million. The Company is committed to complete the project by June 1998, otherwise a penalty amount $300 for each unit will be payable for each month of delay. The Company expects to complete the project on time.

  g.   Rehovot:

       In March 1997, the Company was awarded rights to develop a parcel of land of approximately 77,000 sq.m. in consideration of NIS 2 million. The development plan requires evictions, a zoning change and the approval by the municipal and regional authorities. The Company has received in March 1998 the rezoning approval from the regional council for the construction of approximately 1000 units.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 :- CONTINGENT LIABILITIES AND COMMITMENTS (Continued)

  g.   Rehovot:  (Continued)

       The Company is committed to complete the development by March
       2002.

  h.   Kiryat Shmuel:

       In November 1997, the Company acquired a 50% interest in a project for the construction of 58 residential units in consideration of approximately NIS 5 million. The remaining rights are held by a local contractor. Construction is scheduled to commence at the beginning of 1998 and to be completed within 18 months. The construction permits were received after the balance sheet date. The Company expects to complete the project on time.

  i.   Dovrat:

       In June 1997, the Company was engaged to act as the general contractor for the construction of up to 250 semi-detached residential units in the town of Dovrat. The Company has entered into a joint venture agreement with another contractor for the construction of this project, with each party holding a 50% interest. The first phase of construction has commenced and consists of 52 units to be completed in 1998. The Company expects to complete the first phase of the project on time.

  j.   Nofim:

       In June 1997, the Company was awarded a project for the construction of a gymnasium by the municipality of Haifa, as one of the winners in a bid conducted by the Local Government Economic Services Ltd. ("LGES"). The Company is committed to complete the project in August 1998 otherwise a penalty in the amount of NIS 4,000 will be payable for each day of delay. The Company expects to complete the project on time.

  k.   Haifa

       In September 1997, the Company entered into a project together with a local contractor and a third party for the development of two apartment buildings containing approximately 80 moderately priced residential units on a parcel of land in Haifa, located in the vicinity of the Technion Israel Institute. The Company has acquired a 25% interest in the project in consideration of $376,000. Construction will commence upon the issuance of the construction permit by the municipality.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 :- CONTINGENT LIABILITIES AND COMMITMENTS (Continued)

  l.   Modi'in:

       In December 1997, the Company was awarded a project to serve as general contractor for a project for the construction of 85 residential units in Modi'n. The Company is committed to complete the project by December 1999. The Company expects to complete the project on time.

  m.   Guarantees:

       The Company received an authorization to employ foreign workers by the Ministry of Interior. In order to secure the fulfillment of the authorization's condition, the Company deposited, with the Ministry of Interior, notes payable in the amount of NIS 136,000.

  n.   Bank guarantees:

       In order to guarantee the proceeds on apartments sold and on other construction projects, the Company has provided bank guarantees expiring upon the completion of the project.

                                                        Adjusted NIS
                                                     -------------------

1.  Bank guarantees under the Law of Apartment Sales      9,415,000
2.  Bank guarantees as security for performance          31,749,000

  o.   Contractors registration:

       GCP has been registered in the Contractors Registrar Office as a building contractor for projects involving unlimited financial scope and unlimited size. The registration depends on employment of two professional workers approved by the Contractors Registrar. This condition was fully met by GCP.

  p.   Investment in Alir Schnapp Industrial Buildings Ltd. ("AS"):

       The Company owns 18.8% interest in AS. According to the agreement between the Company and the remaining AS shareholders, the Company is committed to loan a total amount of up to $100,00 without changes in ownership interest. (See Note 8).

  q.   Capital lease:

       The Company leased vehicles for periods expiring from May 1999 to September 2002. Following is a summary of future payments under capitalized lease:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 :- CONTINGENT LIABILITIES AND COMMITMENTS (Continued)

                                                              ADJUSTED NIS
                                                              ------------
Year ending December 31, 1998                                    219,120
Year ending December 31, 1999                                    195,166
Year ending December 31, 2000                                    178,064
Year ending December 31, 2001                                    143,911
Year ending December 31, 2002                                     75,204
                                                              ------------
Total capitalized lease payment                                  811,465
Imputed interest                                                 184,741
                                                              ------------
Present value of capitalized lease payments                      626,724
Current portion                                                  161,935
                                                              ------------
Long-term capitalized lease obligations                          464,789
                                                              ============

  r.   Lease Commitments

       In December 1996, the Company leased additional office space as from January 1, 1997, under long-term operating lease agreements.

       Following is a summary of future payments for this lease:

                                                              ADJUSTED NIS
                                                              ------------
Year ending December 31, 1998                                    217,981
Year ending December 31, 1999                                     78,500
Year ending December 31, 2000                                     23,338
Year ending December 31, 2001                                     23,338
                                                              ------------
                                                                 343,157
                                                              ============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 :- SHARE CAPITAL

  a.   Share Capital is Composed as follows:

                                         December 31, 1996            December 31, 1997
                                     Authorized       Issued &       Authorized      Issued &
                                                     Outstanding                    Outstanding

                                    -------------   -------------   -------------   -------------
Class A ordinary shares
  NIS 0.10 par value                  42,000,000               -      42,000,000       2,300,000

Class B ordinary shares
  NIS 0.10 par value                   3,000,000       3,000,000       3,000,000       3,000,000

       The Class A Ordinary Shares and the Class B Ordinary Shares are essentially identical, except that each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to five votes, and Class B Ordinary Shares have no voting rights in regard to certain resolutions relating to the amendment of the rights of the Class B Ordinary Shares.

  b. Each Class B Ordinary share will automatically be converted into one Class A Ordinary Share upon:

       i. the death of the holder thereof (the "Original Holder") or, if such shares are subject to a shareholders' agreement or voting trust agreement granting the power to vote such shares to another Original Holder, then upon the death of such other Original Holder.

       ii. the sale or transfer to any person other than the following transferees:

            a. a trust for the sole benefit of members of the transferors immediate family and which is controlled by the transferor; and

            b.     any other holder of Class B Ordinary Shares thereof; or

       iii. the failure of the Company to achieve net income before provision for income taxes and exclusive of extraordinary earnings and charges to income resulting from the release from the Deference Program of the Performance Shares (as such terms are defined below) as audited and determined by the Company's independent public accountants in accordance with U.S. GAAP, as set forth in the reconciliation thereof in the Company's consolidated financial statements ("Pretax Income") of at least $1,000,000 (the
            "Target Pretax Income Amount") for the year ending December 31,

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 :- SHARE CAPITAL  (Continued)

            1998, or for each of the succeeding five years ending December 31, 2003 - the failure of the Company to achieve Pretax Income exceeding the Target Pretax Income for the previous year by at least 10%.

  c. As of January 30, 1997 (effective date of IPO) 2,660,000 Class B Ordinary Shares ("Program Shares") are subject to a share deference program ("Deference Program"). The Program Shares include 1,064,000 Class B Ordinary Shares held by the President of the Company through his wholly owned corporation and 984,200 Class B Ordinary Shares held by a director as trustee of a trust for the benefit of his wife.

       As long as the Program Shares are subject to the Deference
       Program, they shall not be assignable, transferable or convertible into Class A Ordinary Shares as stated above.

       (a) 866,667 of the Program Shares will be automatically released from the Deference Program, on a pro-rata basis, if one or more of the following conditions are met:

              i. the Company's net income before provision for income taxes and exclusive of any extraordinary earnings as audited and determined by the Company's independent public accountants in accordance with U.S. GAAP (the "Minimum Pretax Income"), as set forth in the reconciliation thereof in the Company's consolidated financial statements, amounts to at least $5.3 million for the fiscal year ending December 31, 1997, or December 31, 1998; or

              ii. the Minimum Pretax Income amounts to at least $7.0 million for the fiscal year ending December 31, 1999; or

              iii. the Minimum Pretax Income amounts to at least $9.3 million for the fiscal year ending December 31, 2000.

                   If none of the above conditions are met, the said 866,667 Program Shares will be converted into deferred shares, entitling their Holders to no rights other than the right to receive an amount not in excess of the par value (NIS 0.1) of the deferred shares upon the dissolution of the Company.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 :- SHARE CAPITAL  (Continued)

            (b) An additional 433,333 of the Program Shares will be released from the Deference Program, on a pro-rata basis, if one or more of the following conditions is met:

                   i. the Minimum Pretax Income amounts to at least $6.8 million for the fiscal year ending December 31, 1997, or December 31, 1998; or

                   ii. the Minimum Pretax Income amounts to at least $8.9 million for the fiscal year ending December 31, 1999; or

                   iii. the Minimum Pretax Income amounts to a least $11.9 million for the fiscal year ending December 31, 2000.

            If none of the above conditions are met, the said 433,333 Program Shares will be converted into deferred shares, entitling their Holders to no rights other than the right to receive an amount not in excess of the par value (NIS 0.1) of the deferred shares upon the dissolution of the Company.

            (c) The remaining 1,360,000 Program Shares will be released from the Deference Program, on a pro-rata basis, if one or more of the following conditions are met:

                   i. the Minimum Pretax Income amounts to at least $8.0 million for the fiscal year ending December 31, 1997, or December 31, 1998; or

                   ii. the Minimum Pretax Income amounts to at least $10.5 million for the fiscal year ending December 31, 1999; or

                   iii. the Minimum Pretax Income amounts to a least $14.0 million for the fiscal year ending December 31, 2000.

                   If none of the above conditions are met, the said 1,360,000 Program Shares will be converted into deferred shares, entitling their Holders to no rights other than the right to receive an amount not in excess of the par value (NIS 0.1) of the deferred shares upon the dissolution of the Company.

            (d)    The Minimum Pretax Income amounts set forth above:

                   i. shall be calculated exclusive of any extraordinary earnings and any charge to income resulting from release or the Program Shares and

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 :- SHARE CAPITAL  (Continued)

                   ii. shall be increased proportionately, with certain limitations, in the event additional Ordinary Shares or securities convertible into, exchangeable for or exercisable into Ordinary Share without payment of additional consideration are issued after completion of the IPO; provided, however, that, with respect to any Class A Ordinary Shares issued upon exercise of the Warrants not previously called for redemption by the Company underlying the Units offered hereby, so long as any portion of the net proceeds received by the Company upon such exercise is not utilized by the Company, but such proceeds ("Invested Proceeds") are instead invested in short-term high interest bearing securities or accounts, then the adjustment to the Minimum Pretax Income amounts set forth above shall be an amount (net of taxes) equal to 8% per annum multiplied by such amount of Invested Proceeds from the date of exercise.

                         Any money, securities, rights or property distributed in respect of the Program Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution or total or partial liquidation of the Company, shall be subject to the Deference Program until release of the Program Shares.

            (e) The conversion of the Program Shares to deferred shares as described above shall not require any resolution of the general meeting of the Company's shareholders.

            (f) Since the above conditions were fully met, in the reporting year the 2,660,000 Class B Ordinary Shares are released from the Deference Program.

  d.   Share Option Plan
       In November 1996, the Board of Directors of the Company adopted a share option plan (the "Share Option Plan") pursuant to which 300,000 Class
       A Ordinary shares were reserved for issuance upon the exercise of options to be granted to employees of the Company. During the 18 months following the completion of the Offering, such exercise price will be equal to the greater of (i) the IPO price of the Units and (ii) the fair market value of the Class A Ordinary Shares at the time of grant. Thereafter, such exercise price may not be less than 70% of the average closing price, as reported by Nasdaq, of the Class A Ordinary Shares during the 90 calendar days prior to the date of grant.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 :- SHARE CAPITAL  (Continued)

       In November 1997, the Board of directors of the Company adopted a new share option pursuant to which 400,000 Class A Ordinary Shares were reserved for issuance upon the exercise of options to be granted to employees and officers of the Company. The exercise price per share shall be as follows: (i) for all options exercised before July 30, 1998, the exercise price per Share shall be equal to the greater of the IPO per share price or the fair market value of the common stock of the Company on the Date of Grant; (ii) for all Options exercised more than 18 months after the Effective Date, the exercise price shall be 70% of the average closing price of the Class A Ordinary Shares of the Company during the 90 days which preceded the date of exercise.

       As of December 31, 1997, the Company has not granted any options to purchase Class A Ordinary Shares, (See also Note 28b).

  e.   Bridge Warrants
       The Bridge Warrants (Note 14), entitle the holders to purchase one Class A Ordinary Share commencing one year from the date of their issuance. Upon the Bridge Warrants were exchanged for the Selling Securityholders' Warrants, each of which are identical to the Class A Warrants included in the Units. The Selling Securityholders have agreed, not to exercise and not to sell the Selling Securityholders' Warrants for a period of one year from the closing of the offering.

  f.   Issue of Shares within the framework of an IPO
       On January 30, 1997, the Company completed an IPO consisting of 2,300,000 Units, each Unit consisting of Class A Ordinary Shares, one redeemable class A warrant at the price per Unit price of $5. The net proceeds from the issuance amounted to NIS 32,477,177.

  g.   Redeemable Warrants
       Within the framework of the Company's IPO, the Company issued 2,300,000 Redeemable Class A warrants and 2,300,000 Redeemable Class B warrants.

       CLASS A WARRANTS
       Each Class A Warrants entitles the registered holder to purchase one Class A Ordinary share and one Class B Warrant, at an exercise price of $6.50, until January 2002. Beginning one year from the date of the IPO, the Class A Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class A Warrant, if the "closing price" of the Company's Class A Ordinary Shares for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share (subject to adjustment by the Company, in the event of any reverse stock split or similar events).

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 :- SHARE CAPITAL  (Continued)

       CLASS B WARRANTS
       Each Class B Warrant entitles the registered holder to purchase one Class A Ordinary Share at an exercise price of $8.75 per share at any time after issuance until January 2002. Beginning one year from the date of IPO, the Class B Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Class A Ordinary Shares for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share (subject to adjustment by the Company, in the event of any reverse, stock split or similar events).

       Through December 31, 1997, none of the Warrants have been exercised.

NOTE 22:- CHARGES

       a. As collateral for capital lease liabilities to a leasing company, a fixed charge has been placed on motor vehicles and equipment.
       b. As collateral for a liability to a mortgage bank, a pledge was registered on the Subsidiary's office space.

       c. As collateral for liabilities to banks, a charge has been placed on short-term deposit, on marketable securities, on revenues from the projects and on motor vehicles.

            As of the balance sheet date, the balance of liability collateralized totals adjusted approximately NIS 41 million.

NOTE 23:- TAXES ON INCOME

       a.   Taxation of contractors:

            The Income Tax Ordinance (New Version) 1961 ("Ordinance") distinguishes between two types of contractors performing work over more than one year ("Progressive Works").

           (i) a "customer contractor" initially reports income from progressive works in the tax year in which at least 25% of the predicted monetary scope or the quantitative scope of the work is concluded.

          (ii) a "development contractor" reports his income according to the "completion of work" method, i.e. in the first tax year in which the building receives a certificate of completion from the local authority.

          The ordinance provides rules for spreading financing, management and general expenses as well as interest expense over the period of construction.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23:- TAXES ON INCOME (Continued)

       b. Measurement of results for tax purposes are made in accordance with the Income Tax (Inflationary Adjustments) Law, 1985 (the "Inflationary Adjustments Law").

            In accordance with the Inflationary Adjustments Law, the results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI.

       c.   Taxes on Income

            Taxes on Income included in the statements of operation:

                                    For the six
                                    months ended
                                    December 31,          For the year ended December 31,

                                        1995            1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     Translation
                                                                                      (Note 2a)
                                               Adjusted NIS                             U.S.$
                                    -------------------------------------------------------------
Current:
  Israel                                       -               -       1,603,740         453,546
  Europe                                       -               -          97,671          27,622

Deferred:
  Israel                                       -               -       3,536,000       1,000,000
                                    -------------   -------------   -------------   -------------
                                               -               -       5,237,411       1,481,168
                                    =============   =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23:- TAXES ON INCOME (Continued)

  d.   Deferred tax:

       Deferred tax liabilities (assets) are composed of the following:

                                    For the six
                                    months ended
                                    December 31,          For the year ended December 31,

                                        1995            1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     Translation
                                                                                      (Note 2a)
                                               Adjusted NIS                             U.S.$
                                    -------------------------------------------------------------
Tax applied in the event of
 the distribution of income
 of foreign subsidiaries                       -               -       3,536,000       1,000,000
Difference between the reported
 income recognition and the
 tax reporting                                 -          45,776         354,443         100,238
Provision for severance pay,
  vacation and recreation                      -         (32,470)        (99,302)        (28,083)
Net operating loss carryforward                -        (184,875)       (452,608)       (128,000)
                                               -        (171,569)      3,338,533         944,155
Valuation allowance *                          -         171,569         197,467          55,845
                                               -               -       3,536,000       1,000,000

            *) The deferred tax asset valuation allowances are primarily related to deferred tax assets of foreign operations.

  e.   Tax loss carryforwards:

       At December 31,1997, a foreign subsidiary has net operating loss carryforwards of approximately $128,000, which may be utilized against future taxable income through 2012.

  f.   Tax assessments:

       Final assessments have not yet been received by the Company and its subsidiary since incorporation.

  g. A reconciliation of the theoretical tax expense, assuming all income is taxed at the statutory rate applicable to income of the Company and the actual tax expense, is as follows:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23:- TAXES ON INCOME (Continued)

                                    For the six
                                    months ended
                                    December 31,          For the year ended December 31,

                                        1995            1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     Translation
                                                                                      (Note 2a)
                                               Adjusted NIS                             U.S.$
                                    -------------------------------------------------------------
Theoretical tax expense (benefit)
  computed at rate of 36%               (379,063)         17,513      10,310,459       2,915,854
Nondeductible expenses and
  others, net                             23,136          17,317       1,121,656         317,210
Exempt income                                  -               -      (6,265,792)     (1,772,000)
Carryforward losses for which no
  deferred taxes are recognized          355,927         (34,830)         71,088          20,104
                                    -------------   -------------   -------------   -------------
Actual tax expense                             -               -       5,237,411       1,481,168
                                    =============   =============   =============   =============

NOTE 24:- LINKAGE TERMS OF MONETARY BALANCES

                                                          December 31, 1996
                                    -------------------------------------------------------------
                                       Foreign       Linked to
                                       Currency      Israel CPI        Unlinked        Total
                                    -------------   -------------   -------------   -------------
                                                           Adjusted NIS
                                    -------------------------------------------------------------
ASSETS
Cash and cash equivalents              5,275,578               -               -       5,275,578
Bank deposits and marketable
 securities in restricted
 deposits                              1,087,118               -      14,921,683      16,008,801
Contracts receivable                           -       3,784,883         229,153       4,014,036
Prepaid expenses and other
 accounts receivables                          -       1,408,879       2,096,176       3,505,055
Related party receivable                       -               -               -               -
Loan to an affiliated company                  -               -               -               -
                                    -------------   -------------   -------------   -------------
                                       6,362,696       5,193,762      17,247,012      28,803,470
                                    =============   =============   =============   =============

Short-term loan and bank credit                -               -       7,568,148       7,568,148
Bridge Notes                           7,009,426               -               -       7,009,426
Trade payables                                 -               -       7,192,527       7,192,527
Accrued expenses and other
 liabilities                              98,381          12,167         833,810         944,358

Related parties                                -               -          49,828          49,828
Shareholder                            1,043,454               -               -       1,043,454
Long-term  liabilities
 (including current maturities)                -         440,860         239,972         680,832
Severance pay                                  -               -          33,049          33,049
                                    -------------   -------------   -------------   -------------
                                       8,151,261         453,027      15,917,334      24,521,622
                                    =============   =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24:- LINKAGE TERMS OF MONETARY BALANCES

                                                       December 31, 1997
                                    -------------------------------------------------------------
                                       Foreign       Linked to
                                       Currency      Israel CPI        Unlinked        Total
                                    -------------   -------------   -------------   -------------
                                                          Adjusted NIS
                                    -------------------------------------------------------------
ASSETS
Cash and cash equivalents             11,920,685               -       2,026,112      13,946,797
Bank deposits and marketable
 securities in restricted
 deposits                             37,938,364               -       9,935,037      47,873,401
Contracts receivable                           -               -       9,810,276       9,810,276
Prepaid expenses and other
 accounts receivables                  1,700,000               -       5,109,956       6,809,956
Related party receivable               5,077,374               -               -       5,077,374
Loan to an affiliated company          3,383,895               -               -       3,383,895
                                    -------------   -------------   -------------   -------------
                                      60,020,318               -       26,881,381     86,901,699
                                    =============   =============   =============   =============



Short-term loan and bank credit        7,191,732               -       10,728,164     17,919,896
Bridge Notes                                   -               -                -              -
Trade payables                                 -               -       37,552,822     37,552,822
Accrued expenses and other
 liabilities                                   -               -        3,249,951      3,249,951
Related parties                                -               -                -              -
Shareholder                                    -         112,277                -        112,277
Long-term  liabilities
 (including current maturities)       19,628,943       2,824,950          136,847     22,590,740
Severance pay                                  -               -           77,802         77,802
                                    -------------   -------------   -------------   -------------
                                      26,820,675       2,937,227       51,745,586     81,503,488
                                    =============   =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25:- SELECTED STATEMENT OF OPERATIONS DATA
a.  Major customers data

                                     For the six
                                     months ended
                                     December 31,           For the year ended December 31,
                                         1995           1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     translation
                                                                                      (Note 2a)
                                                  Adjusted NIS                          U.S. $
                                    -------------   -------------   -------------   -------------
Revenues from:
 Engel (see Note 20) (1)                  89,776       9,758,367      39,569,787      11,190,551
 LGES (see Note 20) (2)                        -               -      17,201,693       4,864,732
 American Entity (See Note 27d)(3)             -               -      20,796,118       5,881,255
 UIC (See Note 27e)(4)                         -               -      11,495,534       3,251,000
 Others                                   42,758      13,538,781      35,296,003       9,981,901
                                    -------------   -------------   -------------   -------------
                                         132,534      23,297,148     124,359,135      35,169,439
                                    =============   =============   =============   =============

 (1) Percentage of total revenues           67.7%           41.9%           31.8%           31.8%
                                    =============   =============   =============   =============

 (2) Percentage of total revenues              -               -            13.8%           13.8%
                                    =============   =============   =============   =============

 (3) Percentage of total revenues              -               -            16.7%           16.7%
                                    =============   =============   =============   =============

 (4) Percentage of total revenues              -               -             9.3%            9.3%
                                    =============   =============   =============   =============

Contracting costs:
 Engel projects (5)                            -       8,185,940      35,710,343      10,099,079
 LGES (6)                                      -               -      14,881,337       4,208,523
 American Entity (7)                           -               -       2,279,207         644,572
 UIC (8)                                       -               -       3,320,698         939,111
 Others                                        -      12,271,467      32,552,004       9,205,884
                                    -------------   -------------   -------------   -------------
                                               -      20,457,407      88,743,589      25,097,169
                                    =============   =============   =============   =============


 (5) Percentage of total revenues              -            35.1%           28.7%           28.7%
                                    =============   =============   =============   =============

 (6) Percentage of total revenues              -               -            12.0%           12.0%
                                    =============   =============   =============   =============

 (7) Percentage of total revenues              -               -             1.8%            1.8%
                                    =============   =============   =============   =============

(8) Percentage of total revenues              -               -             2.7%            2.7%
                                    =============   =============   =============   =============
b.  Revenues classified by
    geographical areas
    Israel                               132,535      23,297,148      92,067,483      26,037,184
    Europe                                     -               -      32,291,652       9,132,255
                                    -------------   -------------   -------------   -------------
                                         132,535      23,297,148     124,359,135      35,169,439
                                    =============   =============   =============   =============

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25:- SELECTED STATEMENT OF OPERATIONS DATA (Continued)

                                     For the six
                                     months ended
                                     December 31,           For the year ended December 31,
                                         1995           1996            1997            1997
                                    -------------   -------------   -------------   -------------
                                                                                     Convenience
                                                                                     translation
                                                                                      (Note 2a)
                                                  Adjusted NIS                          U.S. $
                                    -------------   -------------   -------------   -------------
c.  Selling, administrative and general expenses include:
      Bad debt*                         153,700               -               -              -
                                    =============   =============   =============   =============

      Rental expense                          -           5,266          37,356          10,565
                                    =============   =============   =============   =============

* Uncollectible payment in advance to a subcontractor which did not perform the required construction.

d.  Financial  income (expenses)
    Erosion of monetary items and
    other, net                          56,972         (200,943)     (1,563,710)       (442,226)
    Interest income, including gain
    on marketable securities                 -          986,688       4,972,253       1,406,180
    Foreign exchange gain                    -          103,673         444,460         125,696
    Interest expenses:
     Long-term loans                         -          (51,861)       (106,583)        (30,142)
     Short-term loans and bank
     credits                           (90,297)        (571,451)     (2,959,705)       (837,021)
                                    -------------   -------------   -------------   -------------
                                       (33,325)         266,106         786,715         222,487
                                    =============   =============   =============   =============

NOTE 26:- FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  a.   Cash and cash equivalents:

       The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

  b.   Marketable securities in a restricted deposit:

       The fair value for marketable securities in the restricted deposits is based on quoted market price.

  c.   Long and short-term debt:

       The carrying amounts of the Company's borrowings under its short-term revolving credit arrangements and long-term debt approximate their fair value, since they bear interest or linked to CPI.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26:- FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

  d. The carrying amounts and fair value of the Company's financial instruments of December 31, 1997 are as follows:

                                                  Carrying      Fair Value
                                                   Amount
                                                -------------   -------------
                                                        Adjusted NIS
                                                -----------------------------
     Cash and cash equivalents                    13,946,797      13,946,797
     Cash and marketable securities in
      restricted deposits                         47,873,401      47,873,401
     Short-term debt                              17,919,896      17,919,896
     Long-term debt                               22,590,740      22,590,740

NOTE 27:- TRANSACTIONS WITH RELATED PARTIES

  a.   Employment agreement

       In November 1997, the Company entered into a three-year employment agreement with its President, which is to become effective upon the closing of Bridge Financing of the Company. The agreement provides for an annual base salary of NIS 707,200, plus a NIS 176,800 bonus during any year in which the Company meets the minimum target for release of Program Shares (Note 21c) for such year. If such target for any given year is not met, the president will be required to convert his Class B ordinary shares with a market value of NIS 176,800 into deferred shares.

       The Company has paid to the President and a member of his family salaries and related charges amounting to adjusted NIS 337,760 and NI 990,931 for the years ended December 31, 1996 and 1997, respectively.

  b.   For a transaction of the loan from a shareholder, see Note 17.

  c. The Company, through its subsidiary, has paid to the Chairman of the Board, salaries and related charges amounted to NIS - none and NIS 415,480 for the years ended December 31, 1996 and 1997, respectively.

  d.   Rehovot project

       In March 1997 the Company was awarded rights to develop a parcel of land of approximately 77,000 sq.m. in consideration of NIS 2 million. Under the development agreement signed in July 1997 between the Company and the Israeli Land Authorities (ILA), the Company is responsible of the evictions and is committed to complete the development plan and the project by March 2002.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27:- TRANSACTIONS WITH RELATED PARTIES (Continued)

  d.   Rehovot project (continued)

       In June 1997, the Company, through its foreign subsidiary, has sold to 13 private US investors ("American Entity") a 55% interest of the project in consideration of $6,000,000 of which $3,000,000 was paid in December 1997; the remaining balance is covered by promissory notes, bearing an annual interest rate of 8.5% and payable in December 2003. The American Entity includes the Chairman of the Board and eight members of the Company's U.S. Counsel, who acquired a 3.2% (in consideration of $350,000) interest and a 15.6% (in consideration of $1,700,000) interest in the total development rights, respectively.

       The Company and the American Entity signed also a joint venture agreement ("the Partnership") for the construction of the project. According to the joint venture agreement the Company will receive 9.09% of the Partnership's profit as entrepreneur's fee. The remaining partnership's profits will be allocated as follows:

       i. the first $9,000,000 of the net Partnership profits shall be allocated to the American Entity.

       ii. the remaining net Partnership profits shall be allocated to the partners on a pro rata basis in the Partnership.

       Partnership losses shall be allocated to the partners on a pro rata basis in the partnership.

       The American Entity is also required to prepay the principal amount of the promissory notes in an amount equal to their pro rata share of any partnership distributions.

       The above transaction was reflected in the consolidated financial statements as a related party transaction. Revenues of NIS 7,105,340, profit of NIS 6,326,611 and notes receivable of NIS 3,624,400 have been presented separately.

  e.   Germany and Russian project

       In April 1997 the Company acquired through its Dutch subsidiary A.B. Stone B.V. ("AB Stone") all the shares of STIPULA I B.V. ("STIPULA"), a Dutch company in consideration of $2,000,000. STIPULA is engaged in a joint venture with Engel in a project in Germany for the construction of approximately 250 residential units and in another joint venture with two Israeli companies in a project in Russia to erect an office building. In 1997, the Company provided a loan to STIPULA of $1,500,000 in order to complete the acquisition of 50% interest in the project in Germany. In September 1997 AB Stone sold 50% of its share in STIPULA to an unaffiliated Israeli Company ("UIC") traded on the Tel Aviv Stock Exchange in consideration of $3,000,000 of which $1,800,000

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27:- TRANSACTIONS WITH RELATED PARTIES (Continued)

  e.   Germany and Russian project (Continued)

       was paid in September 1997 and the remaining balance is to be paid in two installments of $750,000 each in April and December 1998.

       This transaction was executed with UIC in which the father of the Company's CFO is holding approximately 25% interest in UIC, is acting as Chairman of UIC Board and the Company's CFO is a member of the Board of UIC.

       The above transaction was also reflected in the consolidated financial statements as a related party transaction. Revenues of NIS 11,495,534, profit of NIS 8,174,836 and current receivable of NIS 5,077,374 have been presented separately.

NOTE 28:-   SUBSEQUENT EVENTS

  a.   New Subsidiaries

       After balance sheet date, the Company through its foreign subsidiary established the following subsidiaries:

       * 50% interest in ENSIS LTD. - was founded in Israel and engaged in rental real estate projects
       * EDGE HAARGAZIM Ltd., wholly owned - was founded in Israel and engaged in rental real estate project.

  b.   Grant of Options

       On January 20, 1998, the Company has granted under the Share Option Plan (Note 21d) to the Company's CFO 200,000 options exercisable units up to 200,000 Class A Ordinary Shares and to an officer of a foreign subsidiary 400,000 options exercisable units up to 400,000 Class A Ordinary Shares. Each option may be exercised no later than July 30, 1998 and in return for the payment of an exercise price of $5. Options not exercised by July 30, 1998, shall automatically expire on August 1, 1998.

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS

  a. The consolidated financial statements of the Company conform with accounting principles generally accepted in Israel, which differ in certain significant respects from those followed in the United States, as described below:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)

       1.   Effect of inflation:

            The Company, in accordance with the Israeli GAAP, comprehensively includes the effects of price level changes in the accompanying financial statements as described in Note 2a. Such Israeli accounting principles measure the effects of price level changes in the inflationary Israeli economy and, as such, this is considered a more meaningful presentation than financial reporting based on historical cost for Israeli and U.S. accounting purposes. As permitted by the U.S. Securities and Exchange commission rules for foreign private issuers whose financial statements comprehensively include the effects of inflation, price level adjustments have not been reversed in the accompanying reconciliation of Israeli accounting principles to U.S. accounting principles.

       2.   Revenue recognition:

            According to the Israeli GAAP, the Company recognizes revenue as follows:

            a)   Completed contract method:
                 Revenue from projects built for sale is recognized on the completed contract method when both of the following conditions have been met:
                 *  at least 90% of the project has been completed, and
                 *  at least 75% of the units in the project have been sold.

                 Under the U.S. GAAP the completed contract accounting is acceptable:
                 * When financial position and results of operations would not differ significantly from those that would result from using percentage-of-completion accounting.
                 * When there are inherent hazards relating to contract conditions or general factors that would raise questions about a company's ability to accurately estimate a contract.

            b)   Percentage of completion method:
                 Revenue from fixed prices construction contracts, and from buildings where all units have been sold, is recognized on the percentage of completion method. Revenue is recognized where at least 25% of the project has been carried out.

                 According to U.S. GAAP, the percentage-of-completion method is applicable when all of these conditions are met:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)

                 * The contractor can make reasonably dependable estimates
                 * The contract includes provision that specify both parties'
                   enforceable rights regarding goods and services to be provided as received, consideration to be exchanged, and the manner and terms of settlements.
                 * Both buyer and contractor can be expected to satisfy their obligation under the contract terms.

                 Earned revenue is the amount of gross profit earned on a contract for a period plus the costs incurred on the contract during the period. Cost of earned revenue is the cost incurred during the period. Gross profit earned on a contract is computed by multiplying the total estimated gross profit on the contract by the percentage of completion. The percentage of completion is determined by measuring progress toward completion in terms of cost incurred to date to estimated total contract costs. When the current estimates of total contract revenues and contract cost indicate a loss, a provision for the entire loss on the contract is recognized.

                 The percentage-of-completion is also applicable if individual units in condominium projects are being sold separately and all following criteria are met:
                 * Construction is beyond a preliminary stage (construction is not beyond a preliminary stage if engineering and design work, execution of construction contracts, site clearance and preparation, excavation and completion of the building foundation are incomplete).
                 * The buyer is committed to the extent of being unable to
                   require a refund except for non-delivery of the unit.
                 * Sufficient units have already been sold to assure that the entire property will not revert to rental property.
                 * Sales prices are collectible.
                 * Aggregate sales proceeds and costs can be reasonably
                   estimated.

                 Certain Company's projects are beyond the preliminary stage, but not beyond the completion of 25% of those projects.

       3.   Accrued severance pay, net:

            The amounts funded in regard to liabilities in respect of employee rights upon retirement are presented as a deduction from the liabilities in Note 14. Whereas according to U.S. GAAP, such amounts funded would be presented in the balance sheet as long-term assets.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)

       3.   Accrued severance pay, net: (Continued)

            The amount funded in regard to liabilities in respect of employee rights upon retirement as of December 31, 1996, and December 31, 1997 is in adjusted NIS 0 and NIS 57,000 respectively.

       4.   Treatment of Program Shares under Deference Program

            Under Israeli accounting principles, the Deference Program (see
            Note 21c) does not require the recognition of compensation expense. The Company has decided not to adopt the measurement requirements of FAS No. 123 for purposes of this reconciliation. However, for the purpose of this reconciliation between Israeli GAAP and U.S. GAAP (APB Opinion No. 25), the Deference Program arrangement is accounted for as a variable stock award plan. Therefore, the release from the Deference Program of the Program Shares held by officers, directors and employees of the Company is deemed compensatory. Accordingly, compensation expenses will be measured based on the fair value of the shares at each balance sheet date for the period or periods during which such shares are, or become probably of being, released from Deference program. The total compensation expense will be amortized over the vesting period.

            In the reporting year, the Company attained all of the earnings thresholds required for such release of all Performance shares. The compensation expense was calculated on the basis of the market price of the Company's stock as of December 31, 1997.

       5.   Consideration of Foreign subsidiaries

            Under Israeli GAAP, the results of operations for the year are translated into NIS at the rate of exchange prevailing at the end of the year for each foreign currency.

            Under U.S. GAAP, such translation into NIS is calculated using the annual average rate of exchange for each foreign currency.

            This difference was not material in the reporting year.

       6.   Treatment of marketable securities:

            Marketable securities designated for sale in short-term are carried at market value, which is not materially different from their cost.

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)

       6.   Treatment of marketable securities: (Continued)

            Under U.S. GAAP, these investments have been designated as marketable securities available for sale and recorded in the balance sheet at their current market value. Unrealized gains and losses are recorded in a separate component of shareholders' equity.

       7.   Earnings (Loss) per share:

            Under Israeli GAAP, earning (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during the period, including Program Shares.

            Under U.S. GAAP, the Program Shares under the Deferrence Program are excluded from the weighted average number of shares outstanding during each period presented. For purposes of computing earnings per share, the Program shares are treated as unissued shares through December 31, 1997 as their issuance is contingent upon the Company's attainment of specified earning levels.

            As stated above, the Performance shares were released and the computation of earning per share for the year ended December 31, 1997 is based on the weighted average number of ordinary shares outstanding including Program shares released.

  b. The effect of the material differences between the Israeli and the U.S. GAAP of the above mentioned items on the financial statements is as follows:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)



       1.   On consolidated statements of income.

                                                     For the six
                                                     months ended
                                                      December 31,           For the year ended December 31,
                                                          1995           1996            1997            1997
                                                     -------------   -------------   -------------   -------------
                                                                                                      Convenience
                                                                                                      translation
                                                                                                      (Note 2a)
                                                                  Adjusted NIS                          U.S. $
                                                     -------------   -------------   -------------   -------------
Net income (loss) as reported,
 according to the Israeli GAAP                         (1,024,496)         48,646      23,208,432       6,563,471
Unrealized gain on marketable
 securities                                                     -         (98,159)       (185,448)        (52,446)
Estimated earnings on projects beyond a
  preliminary stage and less 25% of the
  construction wage                                             -         287,265         440,612         124,607
Compensation expense related to
  performance shares released                                   -               -     (28,217,280)     (7,980,000)
Reclassification of amortization of
 Bridge notes issuance costs                                    -               -         843,438         238,529
                                                     -------------   -------------   -------------   -------------
Net income (loss) according to the U.S.
 GAAP before extraordinary items                       (1,024,496)        237,752      (3,910,246)     (1,105,839)
Extraordinary item:
Amortization of Bridge Notes issuance
 costs                                                          -               -        (843,438)       (238,529)
                                                     -------------   -------------   -------------   -------------
Net income (loss) according to the
  U.S .GAAP                                            (1,024,496)        237,752      (4,753,684)     (1,344,368)
                                                     =============   =============   =============   =============
Basic earnings (loss) per
 ordinary share:
As reported, according to the
 Israeli GAAP                                               (0.43)           0.02            4.56           1.29
                                                     =============   =============   =============   ============
As per the U.S. GAAP
Income (loss) before extraordinary item                     (3.76)           0.70           (0.77)         (0.22)
Extraordinary item                                              -               -           (0.16)         (0.04)
                                                     -------------   -------------   -------------   ------------
Net income (loss)                                           (3.76)           0.70           (0.93)         (0.26)
                                                     =============   =============   =============   ============
Weighted average number of shares
 outstanding under the U.S. GAAP                          272,186         340,000       5,085,754      5,085,754
                                                     =============   =============   =============   ============

The Minimum Pretax Income as defined in Note 21c for the year ended December 31, 1997 amounted to NIS 29,544,445 ( $8,355,329).

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)

       2.   On Balance Sheet Items.

                                     December 31,                                    December 31,                  December 31,
                                      1996                                            1997                          1997
                     -------------------------------------------------------------------------------------------------------------
                                                                                                                    Convenience
                                                                                                                    Translation
                                                       As per                                          As per         (Note 2a)
                      As re[prted     Adjustment       U.S.GAAP       As reported     Adjustment       U.S.GAAP          U.S.$
                     -------------   -------------   -------------   -------------   -------------   -------------   -------------
                                                               Adjusted NIS
                     -------------------------------------------------------------------------------------------------------------


Cost and estimated
 earnings in excess
 of billings on
 uncompleted
 contracts (1)          2,865,784          68,240       2,934,024      16,537,042        (141,032)     16,396,010       4,636,881
Total assets           34,213,947          68,240      34,282,187     147,313,184        (141,032)    147,172,152      41,621,084
Billings in excess
 of costs and estimated
 earnings on uncompleted
 contracts (1)          9,549,242        (219,025)      9,330,217       3,154,827        (703,291)      2,451,536         693,308
Share capital and
 Paid-in capital (2)            -               -               -      33,847,129      28,217,280      62,064,409      17,552,152
Unrealized gain on
 marketable securities          -          98,159          98,159               -         283,607         283,607          80,206
Retained earnings
 (accumulated loss)      (975,850)        189,106        (786,744)     22,232,582     (27,938,628)     (5,706,046)     (1,613,701)
Total Shareholders'
 Equity                   143,092         189,106         332,198      56,079,711         562,259      56,641,970      16,018,657

(1) Recognition of estimated earnings on projects beyond a preliminary stage, but not beyond the completion of 25% of those projects.

(2)  Compensation expense related to performance shares released.


       3.   Additional disclosure regarding marketable securities:

            The following is a summary of available-for-sale securities as presented on December 31, 1997 pursuant to provisions of FASB Statement No. 115:

GENESIS DEVELOPMENT AND CONSTRUCTION LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29:-   EFFECT OF MATERIAL DIFFERENCES BETWEEN ISRAEL AND
            U.S. GAAP ON THE
            FINANCIAL STATEMENTS (Continued)

                                                                      As reported                    As reported
                                                         Gross         in these                       in these
                                                       unrealized      financial      Estimated       financial
                                         Cost            gain          statements     fair value      statements
                                     -------------   -------------   -------------   -------------   -------------
                                                                                                      Convenience
                                                                                                      translation
                                                                                                       (Note 2a)
                                                               Adjusted NIS                              U.S. $
                                    -----------------------------------------------------------------------------
Available-for-sale
 securities:
  Short-term debentures                9,082,734         279,335       9,362,069       9,362,069       2,647,644
  Shares                                 103,280           4,272         107,552         107,552          30,416
                                    -------------   -------------   -------------   -------------   -------------

                                       9,186,014         283,607       9,469,621       9,469,621       2,678,060
                                    =============   =============   =============   =============   =============

                             ALTERNATE PAGES

PROSPECTUS
----------

                   GENESIS DEVELOPMENT AND CONSTRUCTION LTD.

                         1,000,000 CLASS A WARRANTS
                         1,000,000 CLASS B WARRANTS
                      2,000,000 CLASS A ORDINARY SHARES

          This Prospectus relates to an offer by certain investors identified elsewhere herein (the "Selling Securityholders") of a maximum of 1,000,000 redeemable Class A Warrants (the "Class A Warrants") issued to the Selling Securityholders in connection with a private placement by Genesis Development and Construction Ltd. (the "Company") in November 1996 (the "Private Placement"). If all of the Class A Warrants are exercised by the Selling Securityholders prior to resale, a maximum of 1,000,000 Class A Ordinary Shares, NIS 0.1 par value (the "Class A Ordinary Shares") and 1,000,000 redeemable Class B Warrants (the "Class B Warrants" and, together with the Class A Warrants, the "Warrants") may be offered for resale by the Selling Securityholders. If all of the Class B Warrants are exercised by the Selling Securityholders prior to resale, a maximum of an additional 1,000,000 Class A Ordinary Shares may be offered for resale by the Selling Securityholders. If only a portion of the Warrants are exercised by the Selling Securityholders prior to resale, a combination of the Class A Ordinary Shares, Class A Warrants and Class B Warrants may be offered for resale by the Selling Securityholders. The Company will not receive any proceeds from the sale of the securities by the Selling Securityholders.

          Each Class A Warrant entitles the holder to purchase one Class A Ordinary Share and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until January 29, 2002. Each Class B Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $8.75, subject to adjustment, at any time until January 29, 2002.
The Warrants are subject to redemption by the Company at $.05 per Warrant on 30 days' prior written notice if the closing bid price of the Class A Ordinary Shares on The Nasdaq SmallCap Market (or the last reported sale prices of the Class A Ordinary Shares on a national securities exchange or on The Nasdaq National Market) averages in excess of $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive trading days ending within 15 days of the date of notice of redemption.

          The distribution of the Class A Ordinary Shares, Class A Warrants and Class B Warrants (collectively the "Securities") by the Selling Securityholders, or by pledgees, donees, distributees, transferees or other successors in interest, may be affected from time to time by underwriters who may be selected by the Selling Securityholders and/or broker-dealers, in one or more transactions (which may involve crosses and block transactions) on The Nasdaq SmallCap Market or other over-the-counter markets or, in special offerings, exchange distributions or secondary distributions pursuant to and

                              ALTERNATE PAGES


in accordance with rules of such over-the-counter markets or exchanges, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging or option transactions with broker-dealers and may sell Securities short and deliver the Securities to close out such short positions. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Securityholders" and "Plan of Distribution."

                THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" COMMENCING ON PAGE 9.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.



          The Company has agreed to pay all expenses of registration in connection with this offering. All brokerage commissions and other similar expenses incurred by the Selling Securityholders will be borne by such Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities sold, less the aggregate brokerage commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company.

          The Securities being offered hereby by the Selling Securityholders have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Securities should confirm the registration thereof under the securities law of the state in which such transactions occur, or the existence of any exemption from registration.

          The Company's Class A Ordinary Shares, Class A Warrants and Class B Warrants are quoted on The Nasdaq SmallCap Market ("Nasdaq") under the symbols GDCOF, GDCWF and GDCZF, respectively. On June 9, 1998, the closing bid prices of these securities on Nasdaq were $5.0, $2.0625 and $0.5, respectively.

          The date of this Prospectus is June     , 1998.

                             ALTERNATE PAGES

                            TABLE OF CONTENTS


                                                                 PAGE

Available Information                                              3
Information Incorporated by Reference                              3
Forward-Looking Statements                                         4
Presentation of Financial Information                              4
Enforceability of Civil Liabilities                                5
Prospectus Summary                                                 7
Risk Factors                                                      11
Use of Proceeds                                                   21
Selling Securityholders                                           21
Plan of Distribution                                              21
Description of Securities                                         22
Legal Matters                                                     27
Experts                                                           27
Consolidated Financial Statements                                F-1


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS SET FORTH HEREIN SINCE THE DATE HEREOF.

                               ALTERNATE PAGES
                               USE OF PROCEEDS

THE SECURITIES OFFERED HEREBY ARE FOR THE ACCOUNT OF  THE SELLING
SECURITYHOLDERS. ACCORDINGLY, THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF SUCH SECURITIES BY THE SELLING SECURITYHOLDERS. SEE "SELLING SECURITYHOLDERS."

                           SELLING SECURITYHOLDERS

          A MAXIMUM OF 1,000,000 CLASS A WARRANTS MAY BE OFFERED BY SELLING SECURITYHOLDERS. IF ALL OF THE CLASS A WARRANTS ARE EXERCISED BY THE SELLING SECURITYHOLDERS PRIOR TO RESALE, A MAXIMUM OF 1,000,000 CLASS A ORDINARY SHARES AND 1,000,000 CLASS B WARRANTS MAY BE OFFERED FOR RESALE BY THE SELLING SECURITYHOLDERS. IF ALL OF THE CLASS B WARRANTS ARE EXERCISED BY THE SELLING SECURITYHOLDERS PRIOR TO RESALE, A MAXIMUM OF AN ADDITIONAL 1,000,000 CLASS A ORDINARY SHARES MAY BE OFFERED FOR RESALE BY THE SELLING SECURITYHOLDERS. IF ONLY A PORTION OF THE WARRANTS ARE EXERCISED BY THE SELLING SECURITYHOLDERS PRIOR TO RESALE, A COMBINATION OF THE CLASS A ORDINARY SHARES, CLASS A WARRANTS AND CLASS B WARRANTS MAY BE OFFERED FOR RESALE BY THE SELLING SECURITYHOLDERS.

          THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION WITH RESPECT TO THE SELLING SECURITYHOLDERS. THE NUMBER OF SECURITIES THAT MAY ACTUALLY BE SOLD BY THE SELLING SECURITYHOLDERS WILL BE DETERMINED BY SUCH SELLING SECURITYHOLDERS, AND MAY DEPEND UPON A NUMBER OF FACTORS, INCLUDING, AMONG OTHER THINGS, THE MARKET PRICE OF THE COMPANY'S SECURITIES. THERE ARE NO MATERIAL RELATIONSHIPS BETWEEN ANY SELLING SECURITYHOLDERS AND THE COMPANY, NOR HAVE ANY SUCH MATERIAL RELATIONSHIPS EXISTED WITHIN THE PAST THREE YEARS, EXCEPT THAT GARY J. STRAUSS, WHO SERVES AS A DIRECTOR OF THE COMPANY, IS A SELLING SECURITYHOLDER.

                                                                             MAXIMUM
                                    NUMBER OF       MAXIMUM         MAXIMUM         NUMBER OF
                                    CLASS A         NUMBER OF       NUMBER OF       CLASS A
                                    WARRANTS        CLASS A         CLASS B         ORDINARY
                                    OWNED           WARRANTS        WARRANTS        SHARES
                                    BEFORE          OFFERED         OFFERED         OFFERED
SELLING SECURITYHOLDER              OFFERING        FOR SALE        FOR SALE(1)     FOR SALE(2)
----------------------              -------------   -------------   -------------   -------------
R. HARWOOD BEVILLE                       25,000          25,000          25,000          50,000
MICHAEL BOLLAG                           37,500          37,500          37,500          75,000
DAVID BROWN                              37,500          37,500          37,500          75,000
MICHAEL CAYRE                            12,500          12,500          12,500          25,000
CHUN CHIEN AND SHU LIN CHANG             25,000          25,000          25,000          50,000
COHEN FAMILY TRUST DATED 10/3/80         12,500          12,500          12,500          25,000
CT HOLDING LTD.                          25,000          25,000          25,000          50,000
JACK DUSHEY                              25,000          25,000          25,000          50,000
ROSE EISEN                               12,500          12,500          12,500          25,000
SHIMON ELBAZ                             50,000          50,000          50,000         100,000
MORRIS FRIEDMAN                           6,250           6,250           6,250          12,500
ALLA GERSHUNI                             6,250           6,250           6,250          12,500
MITCHELL GORDON                          12,500          12,500          12,500          25,000
BARBARA GRAE                              6,250           6,250           6,250          12,500
SETH AND BETH GRAE                        6,250           6,250           6,250          12,500
TATIANA HIRSU                             6,250           6,250           6,250          12,500
STANLEY HOFFMAN                          37,500          37,500          37,500          75,000
DAVID AND UTA-HE HUNGERFORD              50,000          50,000          50,000         100,000
BADR IDBEIS                              50,000          50,000          50,000         100,000

                               ALTERNATE PAGES

                                                                             MAXIMUM
                                    NUMBER OF       MAXIMUM         MAXIMUM         NUMBER OF
                                    CLASS A         NUMBER OF       NUMBER OF       CLASS A
                                    WARRANTS        CLASS A         CLASS B         ORDINARY
                                    OWNED           WARRANTS        WARRANTS        SHARES
                                    BEFORE          OFFERED         OFFERED         OFFERED
SELLING SECURITYHOLDER              OFFERING        FOR SALE        FOR SALE(1)     FOR SALE(2)
----------------------              -------------   -------------   -------------   -------------
JACK JUDGE                                6,250           6,250           6,250          12,500
MELVIN KATTEN                            12,500          12,500          12,500          25,000
ROGER KEESEE                             25,000          25,000          25,000          50,000
JAY KESTENBAUM                           12,500          12,500          12,500          25,000
GEORGE KUPFRIAN                          25,000          25,000          25,000          50,000
ERNEST LA FROSCIA                        50,000          50,000          50,000         100,000
MARTIN AND LAURA LEFKOWITZ               25,000          25,000          25,000          50,000
REGINA LEHRER                            12,500          12,500          12,500          12,500
HARRIET LEIBOWITZ                        12,500          12,500          12,500          25,000
ARNOLD LUPIN                             12,500          12,500          12,500          25,000
RUEBEN MARK                              12,500          12,500          12,500          25,000
MATTHEW MCCABE                           25,000          25,000          25,000          50,000
DAVID MILLER                             25,000          25,000          25,000          50,000
ALBERT MILSTEIN                          12,500          12,500          12,500          25,000
GORDON MOGERLEY                          25,000          25,000          25,000          50,000
MOMENTUM ENTERPRISES MONEY
   PURCHASE TRUST                        12,500          12,500          12,500          25,000
MICHAEL AND SANDRA MOORS                 25,000          25,000          25,000          50,000
NANO-CAP HYPER GROWTH
   PARTNERSHIP L.P.                      12,500          12,500          12,500          25,000
ROY AND MARLENA SCHAEFFER                 6,250           6,250           6,250          12,500
MICHAEL SEAGO                            25,000          25,000          25,000          50,000
DONALD SHAPIRO                           12,500          12,500          12,500          25,000
GARY STRAUSS                             25,000          25,000          25,000          50,000
NORMAN AND IRENE THOMS                   25,000          25,000          25,000          50,000
MICHAEL TORNICHA                         25,000          25,000          25,000          50,000
MARTIN WATZ                              12,500          12,500          12,500          25,000
IZAAK WILDER                              6,250           6,250           6,250          12,500
LOUIS WOLCOWITZ                          12,500          12,500          12,500          25,000
WOLFSON DESCENDANTS' 1983 TRUST          62,500          62,500          62,500         125,000

(1) Assumes none of the Class A Warrants are resold but are exercised and the underlying Class B Warrants are offered for sale.

(2) Assumes none of the Class A Warrants or Class B Warrants are resold but are exercised and the underlying Class A Ordinary Shares are offered for sale.

          The Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Securities since the date on which they provided the information regarding their securities in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the above listed Selling Securityholders may be set forth from time to time in prospectus supplements to this Prospectus. See "Plan of Distribution."

          Pursuant to a certain agreement between the Company and the Selling Securityholders, the Company has agreed to file the Registration Statement to which this Prospectus forms a part for the purpose of registering the potential resale of the Securities.

                               ALTERNATE PAGES

                            PLAN OF DISTRIBUTION

          Sales of the Securities may be made from time to time by the Selling Securityholders, or, subject to applicable law, by pledges, donees, distributes, transferees or other successors in interest. Such sales may be made on The Nasdaq SmallCap Market, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the Securities may be sold in one or more of the following types of transactions:
(a) a block trade in which the broker-dealer so engaged will attempt to sell such securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate in the resales.

          In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the securities registered hereunder in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell Securities short and deliver such Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Securities registered hereunder, which the broker-dealer may resell pursuant to this Prospectus. The Selling Securityholders may also pledge the Securities registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged securities pursuant to this Prospectus.

          Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Securityholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

                               ALTERNATE PAGES


          Information as to whether underwriters who may be selected by the Selling Securityholders, or any other broker-dealer, is acting as principal or agent for the Selling Stockholder, the compensation to be received by underwriters who may be selected by the Selling Securityholders, or any broker-dealer, acting as principal or agent for the Selling Securityholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the Securities may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of such securities from or through such dealer or broker.

          The Company has advised the Selling Securityholders that during such time as they may be engaged in a distribution of the securities included herein they are required to comply with Regulation M promulgated under the Exchange Act. In general, Regulation M precludes the Selling Securityholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods." Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

          It is anticipated that the Selling Securityholders will offer all of the Securities for sale. Further, because it is possible that a significant number of such Securities could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the Company's securities.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses incurred in connection with the offering described in the Registration Statement:

Accounting Fees and Expenses    $ 5,000
Legal Fees and Expenses         $10,000
Miscellaneous                   $ 5,000

Total Expenses                  $20,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 96(41) and 96(42) of the Companies Ordinance permit a company's articles of association to provide that (i) the company may insure the liability of a director or officer in whole or in part for the breach of his duty of care to the Company or to others, or for the breach of his fiduciary duty to the extent he acted in good faith and had a reasonable basis to believe that the act would not prejudice the company as well as for monetary liabilities charged against him as a result of an act or omission he committed in connection with his serving as an officer or director of the company; and (ii) the company may indemnify an officer or director in connection with his service as officer or director, for monetary liability incurred pursuant to a judgment, including a settlement or arbitration decision approved by a court, in an action brought against him by a third party as well as for reasonable legal expenses incurred in an action brought against him by or on behalf of the company or others, or as a result of a criminal charge of which he was acquitted.

          These provisions are specifically limited in their scope by Section 96(44) of the Companies Ordinance, which provides that a company may not indemnify an officer or director nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of the following: (a) a breach by the director or officer of his fiduciary duty unless he acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the director or officer of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences; (c) any act or omission done with the intent to derive an illegal personal benefit; or (d) any fine or penalty levied against the director or officer as a result of a criminal offense.

          Article 120 of the Articles of Association of the Company provides as follows:

          "120. Notwithstanding the above, the Company is authorized to the fullest extent permitted by the Companies Ordinance, as the same may be amended or supplemented in the future, to:

          120.1. Insure the liability of its Office Holders, as defined in the Companies' Ordinance (hereinafter referred to as "Office Holder") for the following:

          120.1.1. breach of duty of care by any Office Holder owed to the Company or to any other person; and

          120.1.2. breach of fiduciary duty by any Office Holder owed to the Company to the extent that such Office Holder acted in good faith and had a reasonable basis to assume that the action would not prejudice the Company; and

          120.1.3. any financial liability imposed on any Office Holder for the benefit of a third party as a result of any act or omission such office holder committed as an Office Holder of the Company; and

          120.2. 120.2.1. indemnify the Office Holders in respect of the following events (hereinafter referred to as "Indemnifiable Events") as follows:

          (a) Any amount for which any Office Holder becomes liable according to a judgement, including a judgement given by way of compromise or an arbitrator's award approved by a court concerning his acts or omissions within the framework of his performance of his duties as an Office Holder of the Company.

          (b) All reasonable litigation expenses, including attorney's fees expended by an Office Holder or for which he is liable according to a judgement in any legal proceedings which have been filed against him by or on behalf of any company or by any other person or under any criminal charge from which he is acquitted - all by reason of any act or omission committed by him in his capacity as an office holder of the company.

          (c) The above mentioned Insurance and indemnity shall not relate to any of the following acts:

              (i) Breach of the fiduciary duty towards the company, except acts performed in good faith on the reasonable assumption that such acts would not adversely affect the interests of the Company.

              (ii) Breach of the duty of care committed willfully or in reckless disregard of the circumstances or the consequences of the breach.

              (iii) Any act intended to generate unlawful personal gain.

              (iv)  Any penalty or fine imposed for a criminal offense.

          120.2.2. The Company's obligation to indemnify shall not apply to any event insured by a "Directors' and Officers' Liability Insurance Policy" (hereinafter "D&O Policy") in effect.

          Notwithstanding the foregoing, the Company shall indemnify the Office Holder in respect of any amount for which he is liable and which exceeds the amount actually paid by the insurer, and the Company shall also indemnify the Office Holder in respect of the amount of the deductible under the D&O Policy in effect.

          120.2.3. The Company shall advance to the Office Holder amounts estimated by it to cover reasonable litigation costs, including attorneys' fees, in respect of which the Office Holder shall be entitled to indemnity.

          120.2.4. The Company shall be entitled to assume the conduct of his defense in such legal proceedings and/or to assign the proceedings to such lawyer as the Company shall select for such purpose (part from any lawyer which the Office Holder finds unacceptable on reasonable grounds).

          The Company and/or such lawyer shall be entitled to act exclusively within the framework of such proceeding and to settle such proceedings as they shall deem fit provided that no criminal proceedings shall be settled without the consent of the Office Holder.

          The Office Holder shall sign, at the request of the Company, any documentation empowering the Company and/or such lawyer to handle his defense to such proceedings on his behalf and to represent him in everything pertaining thereto in accordance with the foregoing.

          The Office Holder shall cooperate with the Company and/or with such lawyer in every reasonable manner required of him by either of them within the framework of their conduct concerning such legal proceedings, provided the Company shall see to it that all expenses involved therein are covered in a manner whereby he shall not be required to pay or finance the same himself."

          The Company has entered into an agreement with each of its officers and directors, giving effect to the above provision.


ITEM 16. EXHIBITS

          4.1 Form of Certificate of Class A Ordinary Shares*
          4.2 Form of Certificate of Class B Ordinary Shares*
          4.3 Form of Class A Warrant*
          4.4 Form of Class B Warrant*
          4.5 Form of Warrant Agreement*
          5 Opinion of M. Seligman & Co.*
          23(a) Consent of Kost Levary & Forer
          23(b) Consent of M. Seligman & Co. (included in Exhibit 5 hereof)*
           24 Power of attorney (included in signature page)


-------------------------
* Previously filed to this Registration Statement

ITEM 17. UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)91) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haifa, State of Israel, on the 11th day of June, 1998.



                                     GENESIS DEVELOPMENT AND CONSTRUCTION LTD.



                                     By:         /S/ Moshe Schnapp

                                     ----------------------------------------
                                              Moshe Schnapp, President




                               POWER OF ATTORNEY

          Know all men by these presents, that each individual whose signature appears below constitutes and appoints Moshe Schnapp and Eli Aran his or her true and lawful attorneys-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                     TITLE                       DATE
         ---------                     -----                       -----

/s/Moshe Schnapp             President and Director             June 11, 1998
----------------------------
   Moshe Schnapp             (Principal Executive Officer)

/s/Eli Aran                  Chairman and Director              June 11, 1998
----------------------------
   Eli Aran

         SIGNATURE                     TITLE                       DATE
         ---------                     -----                       -----


/s/Shalom Rosenberg          Director                           June 11, 1998
----------------------------
   Shalom Rosenberg

/s/Gary Strauss              Director                           June 11, 1998
----------------------------
   Gary Strauss

/s/Yaron Yenni               Secretary and Director             June 11, 1998
----------------------------
   Yaron Yenni               (Principal Accounting
                              and Financial Officer)


GENESIS DEVELOPMENT AND CONSTRUCTION, INC.


/s/Eli Aran                  Authorized Representative in       June 11, 1998
----------------------------
   Eli Aran                  the United States